Exhibit 10.1

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HEICO Savings and Investment Plan

As Amended and Restated Effective January 1, 2024

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Article I - Establishment of Plan
1.1Establishment and History
The HEICO Savings and Investment Plan (the “Plan”) was established by HEICO Corporation (“HEICO”) as of January 1, 1985, for the benefit of employees of HEICO and participating Affiliates. The Plan was last restated in its entirety effective as of March 30, 2022, and is now being further amended and restated effective as of January 1, 2024, (except for those sections of the Plan that have an alternate effective date).
1.2Qualified Plan
The Plan is intended to be a qualified plan pursuant to the provisions of Section 401(a) of the Internal Revenue Code (“Code”) and the related Trust shall be tax-exempt pursuant to the provisions of Section 501(a) of the Code.
1.3Employee Stock Ownership Plan (ESOP)
In addition, the Plan is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and is designed to invest primarily in Company Stock and is a stock bonus plan within the meaning of Regulation Section 1.401-1(b)(1)(iii). The portion of the Plan that is an ESOP is no longer a leveraged ESOP.

Article II - Definitions

When used herein the following terms shall have the following meanings:

“Account” means the bookkeeping account or accounts, including any subaccounts, established to reflect contributions made to the Plan by or on behalf of a Participant, and adjustments made in accordance with Article V.

“ACT Plan” means the Aerospace & Commercial Technologies LLC Retirement Plan that was merged into the Plan on March 30, 2022.

“Actual Contribution Percentage” means for a specified group of Participants (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the Contribution Percentages of the Eligible Participants in the group. For this purpose, Eligible Participants means any employee who is eligible to make Elective Deferrals (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a QMAC.

“Actual Deferral Percentage” means for a specified group of Participants (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (a) the amount of Employer contributions actually paid to the Trust on behalf of such Participant for the Plan Year to (b) the Participant’s compensation for the Plan Year. Compensation, for purposes of this definition shall mean compensation within the meaning of Section 414(s) of the Code for the Plan Year. Employer contributions on behalf of any Participant shall include: (a) any Elective Deferrals (other than Catch- Up Contributions) made pursuant to the Participant’s deferral election (including Excess Deferrals of Highly Compensated Employees), but excluding (i) Excess Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer and
(ii) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without these Deferral Contributions), and
(b)any QNECs or QMACs that are taken into account in the Actual Deferral Percentage Test. For purposes of calculating Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

“Adjustment Factor” means the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.

“Administrator” means the Committee, or such other persons or entities designated by the Committee to administer the Plan pursuant to Article XI.

“Affiliate” means an employer who is a corporation, trade, or business (whether incorporated or not), or organization under common control with the Employer under Section 414(b), (c), (m), or (o) of the Code and determined in accordance with the applicable guidance under Treasury Regulation Section 1.414(c)-5 and any other applicable guidance issued by the Internal Revenue Service.

“Annual Addition” means, for any Limitation Year, the sum of the following amounts credited to a Participant under the Plan:

(a)Employer Contributions;

(b)Elective Deferrals (other than Catch-Up Contributions as defined Section 414(v) of the Code and contributions that have been distributed to the Participant as Excess Deferrals);

(c)forfeitures allocated to the Participant’s Account;

(d)amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan, and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code; and

(e)allocations under a simplified employee pension.

Amounts described in (a), (b), (c), and (e) are annual additions for purposes of both the dollar limitation under Section 4.10 and the percentage of compensation limitation under Section 4.10. Amounts described in (d) are annual additions solely for purposes of the dollar limitation under Section 4.10.

“Authorized Leave of Absence” means the period during which a Participant is absent without compensation and for which the Committee, in its sole discretion, has determined that the Participant is on a leave of absence rather than having incurred a Severance from Employment. The discretion of the Committee shall be exercised in a nondiscriminatory manner. In all events, a leave of absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant’s re-employment rights as a member of the armed forces cease to be protected by law. A leave of absence for any other reason shall end after six months, except that if the Participant has resumed employment prior thereto, the leave of absence shall end on the date on which employment is resumed. If the Participant does not resume employment by the date on which the leave of absence ends, such date shall be considered the date on which the Participant incurred a Severance from Employment. In determining a Year of Service for Accrual of Benefits, all such leaves of absence shall be considered periods when the Employee is a Participant.

“Average Contribution Percentage” means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.

“Beneficiary” means the beneficiary or beneficiaries designated under to Section 3.4 to receive the amount, if any, payable under the Plan upon the death of a Participant.

“Board of Directors” means the Board of Directors of HEICO Corporation.

“Break in Service” means a Plan Year during which the Participant does not complete more than 500 Hours of Service.

“Catch-Up Contribution” means an Elective Deferral made to the Plan that is not includible in the gross income of the Participant under Section 4.1(c) and earnings or losses on those contributions.

“Code” means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

“Committee” means the Committee appointed by the Board of Directors under Article XI to administer the Plan. The Committee shall be a named fiduciary (as defined in ERISA Section 402(a)(2)).

“Company” means HEICO Corporation or any successor by merger, consolidation, purchase of substantially all of its assets or otherwise.

“Company Stock” means the common stock of HEICO Corporation that also meets the requirements to be Qualifying Employer Securities. Both HEICO Corporation Common Stock and HEICO Corporation Class A Common Stock shall be considered Company Stock for purposes of this Plan.

“Company Stock Fund” means the fund established by the Trustee to hold Company Stock.

“415 Compensation” means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Aggregated Employer (in the course of Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

(a)Except as otherwise provided in Regulation Section 1.415(c)-2(e), compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year. Compensation paid or made available during a Limitation Year shall include any Elective Deferral as defined in Section 402(g)(3) of the Code and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Section 125, 132(f)(4), or 457 of the Code. Any differential wage payment within the meaning of Section 3401(h) of the Code shall be included as compensation.

(b)Any payments made after Severance from Employment will not be considered compensation, unless the payment may be treated as such in accordance with Regulation Section 1.415(c)-2(e)(3).

“Contribution Percentage” means the ratio (expressed as a percentage) of the Matching Contributions and After-Tax Contributions made under the Plan on behalf of the Participant for the Plan Year to the Participant’s compensation for the Plan Year. Compensation, for purposes of this definition, shall mean compensation within the meaning of Section 414(s) of the Code for the Plan Year received from the Employer. For this purpose, Matching Contributions that are forfeited because the contributions to which they relate are Excess Deferrals or Excess Aggregate Contributions shall not be included.

“Disability” means the Participant has been determined to be totally disabled by the Social Security Administration.

“Early Retirement Date” means the later of (1) an Employee’s 55th birthday or (2) the date on which he or she completes 10 Years of Vesting Service.

“Effective Date” means January 1, 2024, the date as of which the Plan, as amended and restated, is effective, except as otherwise noted herein. The Plan’s original effective date is January 1, 1985.

“Elective Deferrals” means a Participant’s Pre-Tax Contributions (including automatic contributions under Section 4.1(a)), Roth Contributions, Catch-Up Contributions, and Roth Catch-Up Contributions which the Employer contributes to the Plan at the Participant’s election in lieu of cash Eligible Compensation.

“Eligible Compensation” means with respect to each Participant for purposes of calculating and allocating contributions to the Plan the total amount of a Participant’s base salary or wages, including overtime pay, paid to him or her by his or her Employer.

Eligible Compensation shall include Employee Contributions described in Section 414(h)(2) of the Code, elective deferrals and any amount which is contributed by the Employer pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Sections 125, 402(g)(3), 403(b), 132(f)(4), or 457(b) of the Code.

Eligible Compensation shall not include commissions, bonuses, incentive compensation, any amount paid in lieu of vacation days and all other items of extraordinary compensation reportable as taxable wage.

The annual Eligible Compensation of each Participant taken into account for all Plan purposes shall not exceed $345,000, as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Eligible Compensation is determined (the “determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the limit referred to above will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

For other specific purposes described in the Plan, “Compensation” or “compensation” shall have the meanings set forth in the respective sections in which the term is referenced.

“Eligible Employee” means any Employee of the Employer other than: (a) an Employee who is employed by an Affiliate that is not a Participating Employer; (b) an Employee who is a nonresident alien deriving no earned income from the Employer which constitutes income from sources within the United States; (c) any person who is included in a unit of employees covered by an agreement recognized for purposes of collective bargaining with the Employer, provided retirement benefits have been the subject of good faith bargaining and such bargaining does not provide for coverage under the Plan; and (d) an Employee classified by the Employer as a temporary, seasonal or occasional employee, provided, however, that a temporary, seasonal or occasional employee who completes a Year of Vesting Service shall be an Eligible Employee. An Employee who completes three consecutive 12-month periods, beginning on or after January 1, 2021, during each of which the Employee completes 500 Hours of Service, shall be an Eligible Employee for purposes of making Elective Deferral Contributions. Each such Employee must otherwise be an Eligible Employee in order receive Employer Contributions. Each 12-month period for which an Employee defined in this subsection (e) has at least 500 Hours of Service shall be treated as a Year of Vesting Service.

Notwithstanding any other provision of the Plan, the term ‘Eligible Employee’ shall not include any Employee or other individual unless such individual is contemporaneously treated by the Employer as an Employee for purposes of the Plan (without regard to any subsequent recharacterization or inconsistent determination made by any person or entity or by any court, agency, or other authority with respect to such individual whenever effective).

“Employee” means any person employed by the Employer (including any Affiliate) as a common law employee. An Employee shall not include an Independent Contractor or a Leased Employee within the meaning of Section 414(n) of the Code. Employee shall also mean a person who (a) is an individual treated as an employee within the meaning of Section 414(o) of the Code and the Regulations thereunder; (b) is an Employee on an Authorized Leave of Absence; or (c) is receiving differential wage payments as defined in Section 3401(h) of the Code from an Employer.

“Employer” means the Company or any Participating Employer.

“Employer Contributions” means the amounts contributed by the Employer under Section 4.2.

“Employment Commencement Date” means the date on which an Employee is first credited with an Hour of Service.

“Entry Date” means each day of the Plan Year.

“Equity Builder Contributions” means the contributions that are made by an Employer on behalf of a Participant and are designated as such pursuant to Section 4.2(b).

“Equity Builder Contributions Account” means the Account to which are credited any Equity Builder Contributions made on behalf of the Participant and earnings or losses on those contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

“ESOP” means the Employee Stock Ownership Plan established as part of Article VI.

“Excess Aggregate Contributions” means Matching Contributions in excess of the Contribution Percentage limit, as described in Section 401(m)(6)(B) of the Code.

“Excess Contributions” means, for any Plan Year, the excess of:

(a)The aggregate amount of Employer Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for the Plan Year, over

(b)The maximum amount of the contribution permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order or the Actual Deferral Percentages, beginning with the highest of the percentages.

“Excess Deferrals” means Elective Deferral contributions of a Participant that exceed the dollar limits imposed by Section 402(g) of the Code.

“Highly Compensated Employee” means any Employee who performs services for the Employer, including any Affiliates, during the determination year and who was a 5% owner, as defined in Section 416(i)(1) of the Code during the determination year or look-back year, or during the look-back year received Compensation from the Employer, including any Affiliates, in excess of the limit in Section 414(q)(1)(B) of the Code ($150,000 for the 2023 look-back year), multiplied by the Adjustment Factor for the look-back year.

(a)For purposes of this definition, the determination year is the Plan Year; the look-back year is the 12 month period preceding the Plan Year.

(b)A highly compensated former Employee shall be treated as a Highly Compensated Employee if he or she separated from service (or is deemed to have separated) prior to the determination year, performs no service for the Employer, including any Affiliates, during the determination year and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

(c)The determination of who is a Highly Compensated Employee, including the determination of the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the Regulations thereunder.

(d)For purposes of the definition of Highly Compensated Employee, “Compensation” shall mean all Compensation within the meaning of Section 414(s) of the Code, including Elective Deferrals that are not includible in the gross income of the Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b) of the Code.

“Hour of Service” means the hours of employment with the Employer, as follows:

(a)Hours Paid and Worked. Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Employer.

(b)Hours Directly or Indirectly Paid but not Worked. Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, but not more than 501 such hours on account of any single continuous period during which no duties are performed.

(c)Maternity or Paternity Leave. Each hour which would otherwise have been credited to an Employee but for the Employee’s absence due to maternity or paternity leave, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence, to a maximum of 501 Hours of Service. For purposes of this paragraph, “maternity or paternity leave” means a leave of absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual, or (iv) for purposes of caring for a child for the period beginning immediately following such birth or placement.

(d)Back Pay. Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer. Any such hours shall be credited to the Employee for the computation period to which the award or agreement pertains and not the computation period in which the award, agreement or payment is made.

(e)Unemployment Compensation. No hours shall be credited on account of any period during which an Employee performs no duties and receives payment solely for the purpose of reimbursement for medical or medically related expenses incurred by the Employee for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws.

(f)Unpaid Leave of Absence. Solely for purposes of determining whether an Employee has Break in Service, an Employee shall be credited with Hours of Service while on a leave of absence protected under the Family Medical Leave Act of 1993 (FMLA), provided the Employee returns to work.

(g)The same Hours of Service shall not be credited under more than one of the above clauses (a), (b) or (c); and each hour credited to an Employee under clause (a), (b) or (c) above shall be credited in accordance with Section 2530.200b-2(b) and (c) of the U.S. Department of Labor’s Regulations, which hereby are incorporated by reference.

(h)Hours of Service shall be credited for any individual considered an Employee under Section 414(n) or Section 414(o) of the Code and the related Regulations. Pursuant to Section 414(n)(4)(B) of the Code, Hours of Service shall be determined by taking into account any period for which an Employee would have been a Leased Employee but for the fact that the Employee failed to perform services for the Employer on a substantially full-time basis for a period of at least one year.

“Independent Contractor” means any individual who is a signatory to a contract, letter of agreement, or other document that acknowledges his or her status as an independent contractor not entitled to benefits under the Plan or any individual who is not otherwise classified by the Employer as a common law employee, even if such independent contractor or other individual is later determined to be a common law employee.

“Investment Fund” means the investment funds established under Article VI, or any of them individually.

“Leased Employee” means an individual who provides services to the Employer (the “recipient”) but is not otherwise an employee of the recipient if (a) such services are provided pursuant to an agreement between the recipient and any other person (the “leasing organization”), (b) such individual has performed services for the recipient on a substantially full-time basis for at least one year, and (c) such services are performed under the primary direction of or control by the recipient. The determination of who is a Leased Employee shall be made in accordance with the Regulations.

“Limitation Year” means the calendar year, unless otherwise selected by the Company in a manner consistent with that described in Section 1.415-2(b)(2) of the Regulations.

“Matching Contributions” means Employer contributions made to the Plan under Section 4.2(a) on account of a Participant’s Elective Deferrals.

“Matching Contributions Account” means the Account to which are credited any Matching Contributions made on behalf of the Participant and earnings or losses on those contributions.

“Merged Plan” means a qualified defined contribution plan under Section 401(a) of the Code that has been merged into the Plan.

“Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

“Normal Retirement Age” means the attainment of age 65.

“Participant” means any Eligible Employee participating in the Plan as provided in Article III.

“Participating Employer” means an Affiliate that with the approval of the Committee adopts this Plan pursuant to Section 13.3, as listed on the attached Exhibit 1, as it may be amended from time to time.

“Plan” means the HEICO Savings and Investment Plan, as set forth herein and as amended from time to time.

“Plan Year” means the 12-month period commencing on each January 1 and ending on the next following December 31.

“Pre-Tax Contributions” means an Elective Deferral contribution made by the Employer on behalf of the Participant that is not subject to income tax when made under Sections 4.1(a) or 4.1(b).

“Pre-Tax Contributions Account” means the Account to which are credited Pre-Tax Contributions and Catch-Up Contributions made on behalf of a Participant and the earnings or losses on those contributions.

“QMAC” means a qualified matching contribution made to the Plan under Section 4.4(f).

“QMAC Account” means the Account to which QMACs and any earnings or losses on those contributions are credited on behalf of a Participant under Section 4.4(f).

“QNEC” means a qualified non-elective contribution as defined in Regulation Section 1.401(m)-5 that is made to the Plan under Section 4.4(f).

“QNEC Account” means the Account to which QNECS and any earnings or losses on those contributions are credited on behalf of a Participant under Section 4.4(f).

“Qualifying Employer Securities” means the common stock issued by the Employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market in accordance with, or otherwise qualifies under, Section 409(l) of the Code. Noncallable preferred stock shall be treated as Qualifying Employer Securities if such stock is convertible at any time into stock which meets the requirements of the previous sentence and if such conversion is at a conversion price which (as of the date of the acquisition by the tax credit employee stock ownership plan) is reasonable under Section 409(l)(3) of the code. A security is “readily tradable on an established securities market” if the security is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or the security is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a “ready market” under SEC Rule 15e3-1 (17 CFR 240.15e3-1).

“Reemployment Commencement Date” means the first date following a Break in Service on which the Eligible Employee again performs an Hour of Service.

“Regulations” means the Treasury regulations issued under the Code or any other applicable law by the Internal Revenue Service and any proposed or temporary regulations or rules pending the issuance of such regulations.

“Required Beginning Date Age” means age 70½ if the Participant was born prior to July 1, 1949; age 72 if the participant was born on or after July 1, 1949, but prior to January 1, 1951; age 73 if born on or after January 1, 1951, but before January 1, 1960; and age 75 if born on or after January 1, 1960.

“Rollover Contribution” means a contribution made by a Participant under Section 4.3(a).

“Rollover Contributions Account” means the Participant’s Account to which is credited any Rollover Contribution made by the Participant and earnings or losses on that contribution.

“Roth Catch-Up Contributions” means an Elective Deferral made to the Plan that is includible in the gross income of the Participant under Section 4.1(d) and earnings or losses on those contributions.

“Roth Contributions” means an Elective Deferral made to the Plan that is includible in the gross income of the Participant under Section 4.1(d).

“Roth Contributions Account” means the Participant’s Account to which are credited any Roth Contributions and Roth Catch-Up Contributions made by the Participant and earnings or losses on those contributions.

“Roth Rollover Contributions” means the contributions made by a Participant under Section 4.3(b).

“Roth Rollover Contributions Account” means the Participant’s Account to which are credited any Roth Rollover Contributions made by the Participant and earnings or losses on those contributions.

“Severance from Employment” means the termination of the Employee’s employment relationship with the Employer for any reason, including death, Disability, or retirement. The transfer of employment among Affiliates shall not be considered a Severance from Employment for any reason. An Employee receiving differential wage payments within the meaning of Section 3401(h) of the Code shall be treated as not having incurred a Severance from Employment during the period the payments are being made.

“Spouse” means the person to whom a Participant is legally married.

“Trust Agreement” means the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended from time to time.

“Trust Fund” means the assets of the Plan held in trust by the Trustee in accordance with the Trust Agreement.

“Trustee” means the trustee or trustees by whom the assets of the Plan are held in accordance with the Trust Agreement.

“Valuation Date” means any business day on which the New York Stock Exchange is open for and conducting business, or any more frequent date designated by the Committee.

“Year of Vesting Service” means a Plan Year for which an Employee is credited with at least 1,000 Hours of Service with the Employer or any Affiliate. If so, provided in a purchase agreement, an Employee will also be credited with Hours of Service or Years of Vesting Service for the period of service with the entity whose assets are being acquired by the Company or any Affiliate. In no circumstances shall an Employee be credited with more than one Year of Vesting Service in any calendar year.

Wherever used herein, the singular includes the plural, and the masculine includes the feminine, unless the context clearly requires otherwise.

Article III - Eligibility and Participation
3.1Participation in the Plan
(a)An Eligible Employee shall become a Participant on the Entry Date he or she first performs an Hour of Service. With respect to a Participant in the Plan on January 1, 2024, such Participant shall remain a Participant in the Plan on the Effective Date.
(b)With respect to individuals who become an Employee of an Employer as a result of an acquisition of another business, an Employee who is an otherwise Eligible Employee shall be treated as having performed an Hour of Service as of the date of the Employer’s acquisition of such business unless a different dated is required by law, provided for by the Committee or provided for in any agreement related to the acquisition of such business.
3.2Eligibility Upon Reemployment
Any person reemployed as an Eligible Employee shall become a Participant on his or her Reemployment Commencement Date.
3.3Termination of Participation
A Participant who incurs a Severance from Employment or ceases to be an Eligible Employee without incurring a Severance from Employment shall continue to be a Participant in the Plan but shall not be eligible to make Elective Deferrals to the Plan or receive Employer Contributions. A Participant’s participation shall cease upon distribution to him or her of his or her entire vested Account or upon his or her death prior to such distribution.

3.4Beneficiary Designation
Each Participant may designate as a primary and/or contingent Beneficiary any person, persons, or entity to receive benefits payable upon his or her death. A Participant may also at any time revoke or change his or her Beneficiary designation by filing a new designation. Any such designation, revocation, or change in Beneficiary shall be made in in writing or electronically in accordance with the procedures of this Section 3.4 and those procedures established by the Committee.

(a)Any Beneficiary designation, revocation, or change thereof naming as a primary Beneficiary a person, persons or entity other than the Participant’s Spouse must be made with the written consent of the Participant’s Spouse acknowledging the effect of such designation, revocation or change and witnessed by a notary public. Written consent of the Participant’s Spouse shall not be required if it is established to the satisfaction of the Committee, and that such provision is applied on a uniform and nondiscriminatory basis, that there is no Spouse, the Spouse cannot be located or under other circumstances as may be prescribed in the Regulations.

(b)If at the date of death of the Participant, there is no valid and current Beneficiary designation on file, or if no Beneficiary is living, then the death benefit which would have been payable to the Beneficiary shall be paid to the Participant’s surviving Spouse, or if none, to the Participant’s estate.

(c)The interpretation of the Committee with respect to any Beneficiary designation, subject to applicable law, shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary, or any other person, shall have the right to question any action of the Committee, which in the judgment of the Committee fulfills the intent of the Participant who filed such designation.

Article IV - Contributions and Allocations
4.1Employee Contributions
(a)Automatic Enrollment of Participants.

(i)Automatic Enrollment of New Employees. Each Eligible Employee who is eligible to make a Deferral Contribution and does not elect to defer a percentage of his or her Eligible Compensation under Section 4.1(b) or (d), shall be deemed to have elected to have 3% of his or her subsequent Eligible Compensation reduced by means of payroll deduction and contributed to the Plan as a Pre-Tax Contribution effective as of the first payroll period that is (A) administratively practicable and (B) is at least 30 days after he or she is given notice of the deemed election as described in Section 4.1(a)(iii). A Participant who affirmatively elects a deferral percentage of 0% shall be deemed to have made an election and not be subject to the provisions of this subparagraph (a)(i).

(ii)Withdrawal of Contributions. A Participant who is automatically enrolled under the provisions of (i) above, shall be provided with a 90-day period, commencing on the first day on which his or her participation begins, to elect out of the Plan and in accordance with the provisions of Section 414(w) of the Code, withdraw such contributions made on his or her behalf as well as the earnings thereon.

(iii)Notices. Prior to the date that an Eligible Employee is actually enrolled under Section 4.1(a)(i), he or she shall be provided with (A) an effective opportunity to elect to have a different percentage, including 0% of his or her Eligible Compensation, contributed to the Plan and (B) a notice of the deemed election and his or her ability to elect to have a different percentage, including 0% of his or her Eligible Compensation contributed to the Plan.

(b)Pre-Tax Contributions. Alternatively, an Eligible Employee who meets the requirements of Sections 3.1 or 3.2 may, by advance notice in accordance with applicable administrative procedures, elect to have his or her subsequent Eligible Compensation reduced by means of payroll deduction as of any subsequent payroll and to have an equal amount contributed to the Plan on his or her behalf as Pre-Tax Contributions. The deduction shall commence effective with the first payroll period that begins as soon as administratively practicable thereafter. Except for occasional, bona fide administrative considerations, a Pre-Tax Contribution made in accordance with such an election cannot precede the earlier of: (a) the performance of services relating to the Pre-Tax Contribution, and (b) the date the Eligible Compensation that is the subject of the election would be currently available to the Eligible Employee in the absence of the election to defer. A Participant may elect to make Pre-Tax Contributions in .10% increments of up to 80% of his or her Eligible Compensation, such percentage to be reduced by any amount contributed under Section 4.1(c), (d), or (e). With respect to an Eligible Employee who is a Participant on the Effective Date, such Participant’s deferral election in effect prior to January 1, 2024, shall continue to apply until changed by a Participant in accordance with the provisions of this Section 4.1(b).

(c)Catch-Up Contributions. Each Participant who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions of up to 80% of his or her Eligible Compensation in accordance with, and subject to, the limitations of Section 414(v) of the Code, such percentage to be reduced by any amount contributed under Section 4.1(a), (b), or (d). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. Catch-Up Contributions shall be made in accordance with procedures established by the Committee and shall constitute Elective Deferrals.

(d)Roth Contributions. Unless a Participant makes an election under the provisions of this paragraph (d), contributions made under paragraphs (a), (b) and (c) above shall be made on a pre-tax basis.

In addition to and/or instead of making such contributions on a pre-tax basis under paragraphs (b) and (c) above, a Participant may elect in accordance with applicable administrative procedures to have some, or all, of the contributions that would otherwise be contributed to the Plan on a pre-tax basis, designated on an irrevocable basis at the time of deferral, as Roth Contributions or Roth Catch-Up Contributions and be included in the Participant’s gross income at the time of deferral. Such election, once made, shall only be revoked with respect to contributions to be contributed after the effective date of the revocation election. Roth Contributions and Roth Catch-Up Contributions shall be treated in the same manner as those made on a pre-tax basis for all Plan purposes, except as provided herein. A Roth Contribution or a Roth Catch-Up Contribution shall be separately accounted for, as well as any gains or losses, in a Roth Contributions Account. No contributions other than Roth Contributions or Roth Catch-Up Contributions, including forfeitures, may be allocated to such Roth Contributions Account. A Participant may elect to make Roth Contributions and/or Roth Catch-Up Contributions in .10% increments of up to 80% of his or her Eligible Compensation, such percentage to be reduced by any amount contributed under Section 4.1(a), (b), or (c).

(e)After-Tax Contributions. A Participant is not permitted to make after-tax contributions.

(f)Aggregate Limitation. In no event will the aggregate of a Participant’s Elective Deferrals exceed 80% of a Participant’s Eligible Compensation.

(g)402(g) Limitation. A Participant’s Elective Deferrals made under this Plan or any other plan or arrangement maintained by the Employer, during any calendar year will not exceed the dollar limit in effect under Section 402(g) of the Code.

(h)Changes in a Participant’s Eligible Compensation. The percentage of Elective Deferrals designated under Section 4.1(a), (b), (c), or (d) shall automatically apply to increases and decreases in his or her Eligible Compensation. A Participant may, in accordance with applicable administrative procedures, change the percentage of his or her Eligible Compensation to be contributed to the Plan under Section 4.1(a), (b), (c), or (d). The change shall commence effective with the first payroll period that begins as soon as administratively practicable thereafter. The changed percentage shall remain in effect until subsequently changed.

(i)Suspension. A Participant may, by advance notice in accordance with applicable administrative procedures, elect to suspend his or her Elective Deferrals at any time. The suspension shall commence effective with the next payroll period that begins as soon as administratively practicable thereafter.

A Participant who has suspended his or her Elective Deferrals may, by giving advance notice in accordance with applicable administrative procedures, elect to resume making such contributions as of any payroll period thereafter. The resumption shall commence effective with the first payroll period that begins as soon as administratively practicable thereafter.

(j)Return of Contributions. If Elective Deferrals are returned to the Employer under Section 4.8, the elections to reduce Eligible Compensation that were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which returned contributions were made.

(k)Remittance of Contributions. The Employer of the Participant shall forward Elective Deferrals to the Trustee as soon as practicable after the date the compensation otherwise would have been paid to the Participant in conformance with Section 2510.3-102 of the Department of Labor Regulations.

(l)Ordering Rules for Withdrawals. The Committee may operationally implement an ordering rule procedure for withdrawals from a Participant’s Account attributable to Pre-Tax Contributions and Roth Contributions. Such ordering rules may specify which type of Pre-Tax Contributions and Roth Contributions.

4.2Employer Contributions

(a)Matching Contributions. For each calendar quarter, the Employer, in its sole discretion, may make a Matching Contribution to a Participant’s Matching Contribution Account based on percentage of the Participant’s Elective Deferrals. Matching Contributions shall be contributed by the Employer as soon as administratively feasible following the end of each calendar quarter for a Participant who makes Elective Deferrals during that calendar quarter and who is employed on the last day of such calendar quarter.

(b)Equity Builder Contributions. For each Plan Year, the Employer may, in the sole discretion of the Board of Directors, contribute Equity Builder Contributions. Equity Builder Contributions shall be allocated to each Participant’s Account based on the ratio that each Participant’s Eligible Compensation for the Plan Year bears to the total Eligible Compensation paid to all Participants eligible for an Equity Builder Contribution for the Plan Year. Only Eligible Compensation paid by the Employer on account of service while an Eligible Employee shall be taken into account for purposes of this subsection (b). In order to receive an Equity Builder Contribution, the Eligible Employee must have completed a 1,000 Hours of Service during the Plan Year as an Employee of an Employer and be employed on the last day of the Plan Year. An Equity Builder Contribution may be made without regard to whether the Company has current or accumulated earnings or profits for the taxable year ending with or within the Plan Year.

(c)Remittance of Employer Contributions. Employer Contributions may be made in cash, Company Stock, or such other property as the Employer shall determine. Except as otherwise provided for in this Section 4.2, Employer Contributions for a Plan Year, including Company Stock shall be forwarded to the Trustee at the discretion of the Employer but not later than the date required by applicable law.

4.3Rollover Contributions

(a)Rollover Contributions in General. An Eligible Employee who has become a Participant may, by notice received by the Committee and under such terms and conditions as the Committee shall determine, make a Rollover Contribution to the Plan and Trust Fund. The Committee may require the individual to submit such evidence and documentation as the Committee determines necessary to be assured that the proposed contribution qualifies as a Rollover Contribution.

A Rollover Contribution is (a) a distribution that is an “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code) from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, (ii) an annuity contract described in Section 403(b) of the Code, (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state, or (iv) an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or (b) a direct rollover of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code including after- tax employee contributions, (ii) an annuity contract described in Section 403(b) of the Code including after-tax employee contributions, (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state of political subdivision of a state, or (iv) an individual retirement account or annuity described in Section 408(a) or (b) of the Code. Section 402(c)(9) of the Code shall apply in determining whether a distribution is a Rollover Contribution for purposes of this Section 4.3(a).

(b)Roth Rollover. In accordance with applicable administrative procedures, an Eligible Employee may request that the Plan accept a Roth Rollover but only in the case it is a direct rollover from another Roth Account of an applicable retirement plan as described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. Any such Roth Rollover accepted under this paragraph (b) shall be accounted for in the Eligible Employee’s Roth Rollover Contributions Account.

(c)Prohibited Rollover Contributions. The Plan will not accept rollover contributions of accumulated deductible employee contributions from a simplified employee pension plan, after tax contributions from an arrangement described in (a) above, including Roth IRAs described in Section 408A(b) of the Code.

(d)Timing. In the case of a distribution described in (a) or (b) that is not a direct rollover, such distribution must be received by the Plan on or before the 60th day following the Employee's receipt of the distribution from the distributing plan or contract.

(e)Accounting for Rollover Contributions. The amount received under this Section 4.3 shall be transferred to the Plan and Trust Fund and credited to the Participant’s Rollover Contributions Account or Roth Rollover Contribution Account, as applicable, in accordance with Article V.

4.4Actual Deferral Percentage Test

(a)For the Plan Year, the Average Deferral Percentage for the group of all Highly Compensated Employees who are Eligible Employees must satisfy at least one of the following tests:

(i)The Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Actual Deferral Percentage for the group of Non-highly Compensated Employees who are Eligible Employees for the Plan Year multiplied by 1.25; or

(ii)The Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not exceed two percentage points more than the Actual Deferral Percentage for the group of Non-highly Compensated Employees who are Eligible Employees for the Plan Year, and the Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Actual Deferral Percentage for the group of Non-highly Compensated Employees who are Eligible Employees for the Plan Year multiplied by two.

(b)If Deferral Contributions are made to the Plan for a Plan Year for a Highly Compensated Employee who also is eligible to have salary reduction contributions allocated to his or her account under another plan maintained by the Employer that provides a cash or deferred arrangement described in Section 401(k) of the Code, the “actual deferral ratio” within the meaning of Regulation Section 1.401(k)–2(a)(3) for that Highly Compensated Employee shall be calculated as if all such other plans are part of the Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that are parts of plans that have different plan years, all Deferral Contributions made during the Plan Year being tested shall be aggregated, without regard to the Plan Years of the other plans. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulation Section 1.401(k)-1(b)(4).

(c)If the Plan satisfies the requirements of Section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, this Section 4.4 shall be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan. However, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

(d)For the purposes of satisfying the requirements of Section 401(k), 401(a)(4), or 410(b) of the Code, the Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(k), 401(a)(4), and 410(b) of the Code and the Regulations thereunder.

(e)For purposes of determining the Actual Deferral Percentage, Elective Deferrals (excluding Catch-Up Contributions) must be made before the last day of the 12 consecutive month period immediately following the Plan Year to which those contributions relate.

(f)To enable the Plan to satisfy the test described in Section 4.4(a), the Employer may elect to make a QNEC within the meaning of Regulation Section 1.401(k)-6 to the Plan for the Plan Year. The Employer shall determine the amount, if any, of the QNEC in its sole discretion, except that any QNEC must satisfy the requirements of this Section 4.4(f). QNECs will be allocated to the Participant’s QNEC Account as of the end of the Plan Year with respect to which the QNEC is made. QNECs will be paid to the Trustee after such contribution is authorized by the Employer but no later than 12 months after the end of the Plan Year in which such contribution is allocated.

A QNEC cannot be taken into account in determining the actual deferral ratio within the meaning of Regulation Section 1.401(k)-2(a)(3) of an Eligible Employee who is a Non- highly Compensated Employee for the Plan Year to the extent that the QNEC exceeds the product of the Eligible Employee’s Eligible Compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” Any QNEC taken into account under an actual contribution percentage test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation 1.401(m)-2(a)(6)(v)(B)) is not permitted to be taken into account for purposes of this Section 4.4 including the determination of the “representative contribution rate” for purposes of subsection (i) below. For purposes of this Section 4.4(f):

(i)The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is a Non-highly Compensated Employee among a group of eligible Non-highly Compensated Employees that consists of half of all eligible Non-highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-highly Compensated or of any eligible Non-highly Compensated Employee who is employed by the Employer on the last day of the Plan Year), and

(ii)The “applicable contribution rate” for a Non-highly Compensated Employee who is an Eligible Employee is the sum of the QMACs taken into account in determining the actual deferral ratio within the meaning of Regulation Section 1.401(k)-2(a)(3) for the Eligible Employee for the Plan Year and the QNECS for the Eligible Employee for the Plan Year, divided by the Eligible Employee’s Eligible Compensation for the same period.

a QMAC may only be used to calculate an actual deferral ratio to the extent that such QMAC is a matching contribution that is not precluded from being taken into account under Section 4.7 for Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and Section 4.7.

(g)QNECs and QMACS cannot be taken into account to determine an actual deferral ratio within the meaning of Regulation Section 1.401(k)-2(a)(3) to extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test, actual contribution percentage test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4.

4.5Reductions During Plan Year

If, during the Plan Year, the Committee determines that the Actual Deferral Percentage test provided in Section 4.4 is not met at the time of its review or would not be met if part or all of Pre-Tax Contributions continue to be made on behalf of Participants who are Highly Compensated Employees, the Committee, in its sole discretion, may reduce the rate (to zero if necessary) of Elective Deferrals (excluding Catch-Up Contributions) that would have been made during the remainder of the Plan Year. The Committee may, in its sole and absolute discretion, limit or discontinue the Deferral Contributions of Highly Compensated Employees to comply with the contribution limits set forth herein.

4.6Return of Excess Contributions After End of Plan Year

(a)If, after the last day of the Plan Year, the Committee determines that the Average Actual Deferral Percentage requirements of Section 4.4 have not been satisfied, the Committee, within 2½ months after the end of the Plan Year or as soon as administratively practicable thereafter (but not later than the last day of the next Plan Year), shall distribute the Excess Contributions, adjusted for any income or loss, to all affected Participants who are Highly Compensated Employees.

The Committee shall calculate any Excess Contributions after determining the amount of Excess Deferrals under Section 4.9. The amount of Excess Contributions to be distributed shall be reduced by any Excess Deferrals previously distributed to the Participant for the tax year ending with or within the Plan Year. The amount of Excess Deferrals to be distributed for a tax year shall be reduced by any Excess Contributions previously distributed for the Plan Year beginning with or within the Participant’s tax year.

(b)Distributions of Excess Contributions must be adjusted for income (gain or loss), but will not include an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Committee has the discretion to determine and allocate income using any of the methods set forth below:

(i)Reasonable method of allocating income. The Committee may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income to Participant Accounts.

(ii)Alternative method of allocating income. The Committee may allocate income to Excess Contributions for the Plan Year allocable to the Deferral Contributions and other amounts taken into account for purposes of Section 4.4 (including contributions made for the Plan Year) by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(A)Accounts attributable to Elective Deferrals (excluding Catch-Up Contributions) and other amounts taken into account for purposes of Section 4.4 as of the beginning of the Plan Year, and

(B)Any additional amount of such contributions made for the Plan Year.

(iii)Safe harbor method of allocating gap period income. The Committee may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period.

Under this safe harbor method, income on Excess Contributions for the gap period is equal to 10% of the income allocable to Excess Contributions for the Plan Year that would be determined under Section 4.6(b)(ii), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a distribution made after the 15th day of a month is treated as made on the last day of the month.

(iv)Alternative method for allocation Plan Year and gap period income. The Committee may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by Section 4.6(b)(ii) to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account for purposes of Section 4.4 for the Plan Year and the gap period, for the amounts taken into account for the Plan Year in determining the fraction that is multiplied by that income.

(c)The amount of Excess Contributions for Highly Compensated Employees shall be determined as provided in this paragraph. First, the Actual Deferral Percentage of the Highly Compensated Employee with the highest such Percentage will be reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause the percentage for that Highly Compensated Employee to equal the percentage for the Highly Compensated Employee with the next highest such Percentage. Second, this process will be repeated until the Actual Deferral Percentage test is satisfied. The total of such Excess Contributions shall then be distributed to Highly Compensated Employees in descending order commencing with the Highly Compensated Employee with the highest dollar amount of Deferral Contributions and other contributions to be distributed in order to satisfy the Actual Deferral Percentage test. Excess Contributions distributed to Participants in accordance with this Section 4.6 shall be distributed in the following order:
(a) from unmatched Pre-Tax Contributions, (b) unmatched Roth Contributions, (c) matched Pre-Tax Contributions, and (d) from matched Roth Contributions.

If Excess Contributions are distributed to Participants in accordance with this Section 4.6, the Participant shall immediately forfeit all Matching Contributions that were made to match such distributed Excess Contributions.

(d)For purposes of this Section 4.6, Excess Contributions means Pre-Tax Contributions in excess of the Actual Deferral Percentage limit as described in Section 401(k)(8)(B) of the Code.

4.7Actual Contribution Percentage Test

(a)For the Plan Year, the Average Contribution Percentage for the group of all Highly Compensated Employees who are Eligible Employees must satisfy at least one of the following tests:

(i)The Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Contribution Percentage for the group of Non-highly Compensated Employees who are Eligible Employees for the Plan Year multiplied by 1.25; or

(ii)The Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not exceed two percentage points more than the Average Contribution Percentage for the group of Non-highly Compensated Employees who are Eligible Employees for the Plan Year, and the Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Contribution Percentage for the group of Non-highly Compensated Employees who are Eligible Employees for the Plan Year multiplied by two.

(b)If Matching Contributions are made to the Plan for a Plan Year for a Highly Compensated Employee who also is eligible to have after-tax contributions and/or matching contributions allocated to his or her account under another plan maintained by the Employer that is qualified under Section 401(a) of the Code, the Contribution Percentage for that Highly Compensated Employee shall be calculated as if all such other plans are part of the Plan. If a Highly Compensated Employee participates in two or more plans that have different plan years, all matching contributions and all after-tax contributions made during the Plan Year being tested shall be aggregated without regard to the Plan Year of the other plans. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulation Section 1.401(m)-1(b)(4).

(c)If the Plan satisfies the requirements of Sections 401(m), 401(a)(4), and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, this Section shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. However, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan years.

(d)For the purposes of satisfying the requirements of Section 401(m), 401(a)(4), or 410(b) of the Code, the Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(m), 401(a)(4), and 410(b) of the Code and the Regulations thereunder.

(e)For purposes of determining the Contribution Percentage, Matching Contributions will be considered made for a Plan Year if made before the last day of the 12 consecutive month period immediately following the Plan Year to which those contributions relate.

(f)To enable the Plan to satisfy the test described in Section 4.7(a), the Employer may elect to make a QMAC within the meaning of Regulation Section 1.401(m)-5 to the Plan for the Plan Year. The Employer shall determine the amount, if any, of the QMAC in its sole discretion, except that any QMAC must satisfy the requirements of this Section 4.7(f). QMACs will be allocated to the Participant’s QMAC Account as of the end of the Plan Year with respect to which the QMAC is made. QMACs will be paid to the Trustee after such contribution is authorized by the Employer, but no later than 12 months after the end of the Plan Year in which such contribution is allocated.

A QNEC cannot be taken into account under this Section 4.7 for a Plan Year for any Eligible Employee who is a Non-highly Compensated Employee to the extent such contributions exceed the product of that Employee’s Compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” Any QNEC taken into account under Section 4.4 (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section 4.7, including the determination of the “representative contribution rate” for purposes for subsection (i) below. For purposes of this Section 4.7:

(i)The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is a Non-highly Compensated Employee among a group of eligible Non-highly Compensated Employees that consists of half of all eligible Non-highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-highly Compensated Employee who is in the group of all Eligible Non-highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(ii)The “applicable contribution rate” for any Eligible Employee who is a Non-highly Compensated Employee is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the Contribution Percentage for the eligible Non-highly Compensated Employee for the Plan Year and the QNECs made for that Employee for the Plan Year, divided by the Employee’s Compensation for the Plan Year.

(g)A Matching Contribution cannot be taken into account under this Section 4.7 for any Eligible Employee who is a Non-highly Compensated Employee to the extent it exceeds the greatest of:

(i)five percent of the Eligible Employee’s Compensation for the Plan Year;

(ii)the sum of the Eligible Employee’s Deferral Contributions for the Plan Year; and

(iii)the product of two times the Plan’s “representative matching rate” and the Eligible Employee’s total Deferral Contributions for the plan Year.

The Plan’s “representative matching rate” is the lowest “matching rate” for any Eligible Employee who is an Non-highly Compensated Employee among a group of eligible Non- highly Compensated Employees that consists of half of all the eligible Non-highly Compensated Employees for the Plan Year who make Deferral Contributions (or, if greater, the lowest “matching rate” for all eligible Non-highly Compensated Employees who are employed by the Employer on the last day of the Plan Year and make Elective Deferrals for the Plan Year).

The “matching rate” for an Employee generally is the amount of Matching Contributions made for such Employee divided by the sum of the Participant’s Elective Deferrals for the Plan Year. If the matching rate is not the same for all levels of Deferral Contributions made by a Participant, the Participant’s “matching rate” is determined assuming that an Employee’s Deferral Contributions equals 6% of Compensation.

4.8Return of Excess Aggregate Contributions

(a)If, after the last day of the Plan Year, the Committee determines that the Average Contribution Percentage requirements of Section 4.7 have not been satisfied, the Committee, within 2½ months after the end of the Plan Year or as soon as administratively practicable thereafter (but not later than the last day of the next Plan Year), shall first cause to be forfeited, if forfeitable, or if not forfeitable, distribute the Excess Aggregate Contributions, adjusted for any income or loss, to all affected Participants who are Highly Compensated Employees. The Committee shall calculate any Excess Aggregate Contributions after determining the amount of Excess Deferrals under Section 4.9 and the amount of Excess Contributions under Section 4.6.

(b)Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), but will not include an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”).

For purposes of this Section 4.8(b), “income” shall be determined and allocated in accordance with the methods described in Section 4.6(b), except that such section shall be applied by substituting “Excess Aggregate Contributions” for “Excess Contributions” in each place that it appears and by substituting amounts taken into account under Section
4.7for amounts taken into account under Section 4.4.

(c)The amount of Excess Aggregate Contributions for Highly Compensated Employees shall be determined as provided in this Section 4.8. First, the Contribution Percentage of the Highly Compensated Employee with the highest such Percentage will be reduced to the extent necessary to satisfy the Contribution Percentage test or cause the percentage for that Highly Compensated Employee to equal the percentage for the Highly Compensated Employee with the next highest such Percentage. Second, this process will be repeated until the Contribution Percentage test is satisfied. The total of such Excess Aggregate Contributions to be distributed shall then be distributed to Highly Compensated Employees in descending order commencing with the Highly Compensated Employee with the highest dollar amount of Excess Aggregate Contributions and other contributions to be distributed in order to satisfy the Contribution Percentage test.

(d)Excess Aggregate Contributions forfeited in accordance with this Section 4.8 shall be treated as Annual Additions under Section 4.10 and shall be applied to reduce subsequent Matching Contributions.

(e)Excess Aggregate Contributions distributed to Participants in accordance with this Section
4.8shall be distributed first from the Participant’s After-Tax Contributions Account and then from his or her Matching Contributions Account.

4.9Distribution of Excess Deferrals

(a)A Participant may state a claim for the return of Excess Deferrals and such Excess Deferrals, adjusted for any income or loss, shall be distributed if administratively practicable no later than the April 15 following the calendar year for which such allocable Excess Deferrals are made. The Participant's claim shall be made in accordance with applicable administrative procedures, shall be submitted to the Committee no later than March 1 (or as late as April 14 if allowed by the Committee), shall specify the Participant’s Excess Deferrals for the preceding calendar year, and shall be accompanied by the Participant's statement that such amounts, if not distributed, will constitute Excess Deferrals.

(b)The income or loss allocable to Excess Deferrals for the Plan Year shall be determined by multiplying the income or loss allocable to the Participant’s Pre-Tax Contributions for the Plan Year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for the Plan Year and the denominator of which is the Participant’s Account attributable to Pre-Tax Contributions on the last day of the Plan Year, without regard to any income or loss during the Plan Year. No income or loss shall be attributable to the period between the end of the Plan Year and the date of the distribution.

(c)If Excess Deferrals have previously been distributed within the Plan Year, the Plan shall offset such distribution from the amount of the Participant's Excess Contributions, if any, to be distributed for such Plan Year. In addition, the amount of Excess Deferrals that may be distributed for a Participant by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed.

(d)Excess Deferrals are Pre-Tax Contributions in excess of the limit imposed by Section 402(g) of the Code.

(e)Excess Deferrals shall be taken first from unmatched Pre-Tax Contributions, then form unmatched Roth Contributions, then from matched Pre-Tax Contributions and finally from matched Roth Contributions. Any Matching Contributions attributable to refunded Excess Deferrals, adjusted for investment gain or loss, shall be forfeited and used in the manner described in Section 7.3.

4.10Maximum Annual Additions

The Annual Addition to a Participant's Accounts for any Limitation Year, when added to the annual additions for such year under any other defined contribution plans (including voluntary employee contribution accounts in a defined benefit plan and key employee accounts under a welfare benefit plan described in Section 419 of the Code as well as employer contributions allocated to an IRA) maintained by the Employer, shall not exceed the lesser of (a) 100% of the Participant's 415 Compensation as defined in Section 415(c)(3) of the Code for that Limitation Year, or (b) $69,000 multiplied by the Adjustment Factor.

The compensation limitation referred to in (a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

In the event that an excess over the amount of Annual Additions permitted for a Limitation Year under Section 415(c) of the Code is caused by the allocation of forfeitures, a reasonable error in estimating a Participant’s 415 Compensation or in determining the amount of Deferral Contributions that may be made with respect to the Participant for the Plan Year or other circumstances approved by the Commissioner of Internal Revenue, the Committee shall take whatever action is necessary to eliminate such excess, all in accordance with Section 415 of the Code and the Regulations thereunder.

If the limitations of this Section 4.10 are exceeded because a Participant is also participating in another plan required to be aggregated with this Plan for purposes of Section 415 of the Code, then the extent to which annual contribution under this Plan will be reduced, as compared with the extent to which annual benefits or contributions under any other plans will be reduced, will be determined by the Committee in a manner as to maximize the aggregate benefits payable to the Participant from all plans. If the reduction is under this Plan, the Committee will advise affected Participants of any additional limitation on their annual contribution required by this paragraph.

For purposes of this Section 4.10, the definition of Employer shall be modified as provided in Section 415(h) of the Code.

The Committee may operationally implement an ordering rule procedure for distribution of Deferral Contributions in order to meet the provisions of this Section 4.10.

4.11Return of Contributions to Employer

If a contribution or portion of a contribution made by the Employer is determined to be nondeductible under Section 404 of the Code or is made due to a mistake of fact, the Employer may request that the Trustee return the contribution, without interest but reduced by any investment loss allocable to the contribution. The return shall be made as soon as practicable within one year after the date the contribution was made.

4.12Rights of Reemployed Veterans

A Reemployed Veteran shall be entitled to the restoration of certain benefits under the Plan that would have accrued, or that he or she would have received, under the Plan but for his or her absence from the employ of the Employer due to Qualified Military Service. A Reemployed Veteran is defined as an Employee who left the employ of the Employer to perform service in the Armed Services of the United States, and subsequently was reemployed by the Employer pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA). ‘Qualified Military Service’ is defined as service in the uniformed services (as defined in chapter 43 of title 38, United States Code) performed by the Reemployed Veteran whose entitlement to reemployment rights pursuant to USERRA arose with respect to such service.

(a)Crediting of Period of Qualified Military Service. To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran, for all purposes under the Plan, shall be credited Hours of Service for his or her absence from the employ of the Employer due to Qualified Military Service, in accordance with the regulations or other rules provided by the Internal Revenue Service.

(b)“Make-Up” Contributions. To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran shall be permitted to make additional contributions and receive related Matching Contributions during the period which (a) begins on the Reemployed Veteran’s date of reemployment with the Employer, and (b) has the same length as the lesser of: (i) the period of Qualified Military Service multiplied by three, or (ii) five years.

The maximum amount of additional contributions that the Reemployed Veteran is permitted to make is the maximum amount of such contributions that the Reemployed Veteran would have been permitted to make had he or she continued to be employed by the Employer during the period of Qualified Military Service and received compensation. Compensation for purposes of this Section 4.9 shall be based on the rate of pay that the Reemployed Veteran would have received during the period of Qualified Military Service had he or she remained employed by the Employer. If such rate of pay was not reasonably certain, such compensation shall be based on the Reemployed Veteran’s average Eligible Compensation from the Employer during (a) the 12 month period immediately before the Qualified Military Service, or (b) if shorter, the period of employment immediately before the Qualified Military Service.

If any contribution is made by an Employer or an Employee under the Plan with respect to an Employee whose reemployment is governed by USERRA:

(i)Such contribution shall not be subject to any otherwise applicable limitation contained in Section 402(g), 402(h), 403(b), 404(a), 404(h), 408, 415, or 457 of the Code and shall not be taken into account in applying such limitations to other contributions or benefits under such plan or any other plan, with respect to the year in which the contribution is made;

(ii)Such contribution shall be subject to the limitations referred to in (i) above with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury); and

(iii)The Plan shall not be treated as failing to meet the requirements of Section 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 403(b)(12), 408(k)(3), 408(k)(6), 408(p), 410(b), or 416 of the Code by reason of the making of (or the right to make) such contribution.

Article V - Maintenance and Valuation of Accounts

5.1Establishment of Accounts

The Committee shall maintain an Account for each Participant or Beneficiary for the purpose of accounting for the beneficial interest of the Participant or Beneficiary in the Plan. Each Account shall be adjusted to reflect administrative expenses and any distributions. Each Account consists of any additional subaccounts that the Committee deems appropriate. Separate subaccounts shall be maintained for the accounts merged into the Plan from the ACT Plan or a Merged Plan as determined by the Committee.

5.2Valuation of Accounts

As of each Valuation Date, the Accounts of each Participant shall be adjusted to reflect contributions, withdrawals, distributions, or income earned or accrued paid from the assets of the Plan, any administrative fee assessed, and any increase or decrease in the fair market value of the assets of the Plan since the preceding Valuation Date.

Article VI - ESOP Provisions and Investment of Contributions

6.1Purpose and Nature of the ESOP

The Company has established the ESOP as part of the Plan, the primary purpose of which is to enable Participants to share in the growth and prosperity of the Company and its Affiliates by enabling Participants to acquire Company Stock. The ESOP is intended to be a stock bonus plan with the meaning of Regulation 1.401-1(b)(1)(iii) that is qualified under Section 401(a) and is also designed to meet the requirements of Section 4975(e)(7) of the Code. The Company may, in its sole discretion, contribute Company Stock to the Plan in lieu of cash as its Matching Contribution and/or Equity Builder Contribution under Section 4.2.

Except as permitted by law, Company Stock acquired with the proceeds of an exempt loan (as such loan may have been provided for by the Plan prior to January 1, 2024) may not at that time or at any time thereafter by subject to any put, call, option, buy-sell or other similar arrangement when held and distributed from the Plan, whether or not the Plan is then an employee stock ownership plan. The rights and protections granted by this paragraph are non- terminable and will continue to exist as long as any Company Stock acquired with the proceeds of an exempt loan (as such loan may have been provided for by the Plan prior to January 1, 2024), is held by the Plan or by any Participant or any other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an employee stock ownership plan, nor any amendment of the Plan, will cause a termination of such protections and rights.

6.2Allocations and Accounting

Each Participant’s Matching Contribution Account and/or Equity Builder Contribution Account shall (a) reflect such Participant’s interest in the ESOP; if any, (b) be credited with its allocable share of Company Stock contributed to the Plan by the Company; and (c) be credited with its allocable share of cash dividends on Company Stock allocated to the Participant’s Employer Contribution Account and proceeds from the sale of any shares of Company Stock.

6.3Company Stock Cash Dividends

(a)Cash Dividends Paid.

(i)Notwithstanding any other provision of this Article VI to the contrary, each Participant may elect to (A) receive a distribution in cash equal to the value of an cash dividends paid by the Company and received by the Trust with respect to shares of Company Stock allocated to his or her Matching Contribution Account and/or Equity Builder Account at the close of business on the ex-dividend date established for the payment of such cash dividends; or (B) reinvest in the Company Stock Fund any cash dividends paid by the Company and received by the Trust with respect to shares of Company Stock allocated to his or her Matching Contribution Account and/or Equity Builder Account at the close of business on the ex-dividend date established for the payment of such cash dividends.

(ii)Any distribution pursuant to (a)(i)(A) above shall be made as soon as is administratively feasible following the receipt of the cash dividends by the Trust, but in no event later than 90 days after the close of the Plan Year in which such cash dividends were paid by the Company.

(iii)A Participant shall be deemed to have elected to receive payment of a dividend pursuant to (a)(i)(B) unless he or she affirmatively elects to receive it in cash pursuant to (a)(i)(A).

(b)Elections. The Company shall specify the manner in which Participants will be required to make their elections subject to the following conditions:

(i)The Committee shall provide no less than annually each participant an opportunity to make an election.

(ii)A Participant’s election shall take effect immediately following receipt by the Committee and shall remain in effect until an election to the contrary is filed by the Participant.

(iii)A Participant’s election shall become irrevocable at the later of (A) the date on which the cash dividends attributable to such election are paid; or (B) the date established by the Committee for revoking such election.

(iv)The rules established by the Committee for making an election shall be applied in a uniform and nondiscriminatory manner.

6.4Diversification Election

A Participant, alternate payee or Beneficiary may elect to direct the Plan to divest any shares of Company Stock that have been allocated to his or her Account (including, but not limited to, the Matching Contribution Account and/or Equity Builder Account) and to reinvest an equivalent amount in an Investment Fund other than the Company Stock Fund. Such election may be made at any time during the Plan Year in accordance with procedures established by the Committee. The Committee may impose restrictions on the divesture of Company Stock that the Committee is either required to do so in order to ensure compliance with applicable securities laws or is reasonably designed to ensure compliance with applicable securities laws. The Administrator shall direct the Trustee in writing to liquidate, including any specific directions as to the manner in which to liquidate, the shares to Company Stock for which a divesture election has been made and to transfer the cash proceeds to the Investment Fund elected by the Participant as soon as administratively feasible. A Participant may not subsequently elect to again invest the cash proceeds attributable to a divesture election in Company Stock.

6.5Voting and Tendering of Company Stock

The Trustee shall vote each share of Company Stock held by the Plan. Each Participant shall be entitled to direct the Trustee as to the manner in which the voting rights attributable to the shares of Company Stock allocated to his or her Matching Contribution Account and/or Equity Builder Account to be exercised in accordance with procedures established by the Committee.

The Trustee shall vote all shares of Company Stock as which it receives timely voting instruction solely in accordance with those instructions, provided, however, that the Trustee may vote the shares as it determines is reasonably necessary to fulfill its fiduciary duties under ERISA. If a Participant does not, with respect to any manner, give instructions concerning the voting of Company Stock allocated to his or her Account, the Trustee shall vote the Company Stock attributable to that Participant’s Account in the same proportion as Company Stock for which instructions have been received, provided, however, that the Trustee may vote the shares as it determined is reasonably necessary to fulfill its fiduciary duties under ERISA.

6.6Investment Funds

Contributions under the Plan made by a Participant to the Plan and the proceeds from a Participant’s election pursuant to Section 6.4 above, may at the election of the Participant, be invested in one or more Investment Funds as selected by the Committee and made available to a Participant under the Plan. The Committee shall monitor the Investment Funds and may modify or eliminate such Investment Funds as it determines necessary or appropriate in the capacity of a fiduciary at any time. It is intended that the Committee make Investment Funds available in accordance with the provisions of Section 404(c) of ERISA.

(a)Pending the investment of any amounts in an Investment Fund, the Trustee may invest assets of the Trust Fund temporarily in interest-bearing accounts, certificates of deposit, Treasury bills, commercial paper, money market funds, short-term obligations of the United States Government, short-term investment funds, or other short-term obligations selected by the Trustee. The Trustee may keep such amounts of cash, as it, in its sole discretion, shall deem necessary or advisable as part of such funds, all within the limitations specified in the Trust Agreement or other agreements pertaining to recordkeeping and/or trust agreements entered into for the Plan.

(b)Other than as provided in Section 6.3, all interest, dividends and proceeds from the disposition of and other income received with respect to assets held with respect to each of Investment Fund shall be reinvested in the respective Investment Fund and all expenses of the Trust that are properly allocable to a particular Investment Fund shall be so allocated and charged.

(c)The Committee may elect to terminate an Investment Fund with respect to receiving future contributions, but may elect to keep existing amounts currently invested in such Investment Fund. Such amounts shall continue to be invested with such Investment Fund or, alternatively, the Committee may elect to transfer all amounts to be invested in a new Investment Fund. Upon election by the Committee to transfer all investments to a new Investment Fund, the existing Investment Fund will value all accounts on the selected date of transfer and make such transfers as directed by the Committee.

6.7Investment of Participant Accounts

A Participant may, electronically or telephonically, in accordance with applicable administrative procedures established by the Committee, specify the percentages of his or her Accounts that shall be invested in each Investment Fund maintained under the Plan. If a Participant fails to make an election under this Section 6.7, the portion of his or her Account not attributable to Employer Contributions shall be invested in an Investment Fund that the Committee determines, in its sole discretion, is consistent with the prudent discharge of its fiduciary duties.

6.8Changing Investment Elections – Future Contributions

A Participant may, electronically or telephonically, in accordance with applicable administrative procedures established by the Committee, change his or her investment election as to subsequent contributions, subject to the limitations of Section 6.7, as of any Valuation Date.

6.9Transfer Among Investment Funds

A Participant may, electronically or telephonically, in accordance with applicable administrative procedures established by the Committee and subject to any restrictions that may be imposed by particular Investment Funds, elect to transfer all or a portion of the balance in all of his or her Accounts between and among Investment Funds as of any Valuation Date. The Committee, however, reserves the right, in its sole discretion, to implement reasonable restrictions on a Participant's right to transfer among Investment Funds.

Article VII - Vesting

7.1Full Vesting in Designated Accounts

A Participant shall at all times have a 100% nonforfeitable vested right to the value of all his or her Accounts, except the Matching Contributions Account and the Equity Builder Contributions Account. A Participant shall also be 100% vested in all cash dividends received by the trust for which an election is offered pursuant to Section 6.3.

7.2Vesting in Matching Contributions and Equity Builder Contributions

(a)A Participant shall have a nonforfeitable vested right to the value of his or her Matching Contributions Account and his or her Equity Builder Account determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%

(b)Notwithstanding the provisions of (a) above, a Participant shall have a 100% nonforfeitable vested right to the value of his or her Matching Contributions Account and his or her Equity Builder Account upon the occurrence of any of the following events prior to his or her Severance from Employment:

(i)attainment of his or her Early Retirement Date or Normal Retirement Age, if he or she is then an Employee,

(ii)Disability,

(iii)death, if he or she was an Employee immediately before his or her death, or

(iv)in accordance with Section 4.9 if the Participant dies while performing qualified military service within the meaning of Section 414(u) of the Code, the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals related to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment because of death.

7.3Forfeiture of Nonvested Interest

Upon a Participant’s Severance from Employment, the nonvested portion of his or her Equity Builder Account and Matching Contributions Account shall be forfeited at the earlier of the date he or she receives a distribution of the vested portion of his or her Account or the date he or she incurs five consecutive Breaks in Service. The Committee shall apply all forfeitures by first restoring the amount of previous forfeitures in accordance with Section 7.4, by paying Plan expenses and then by either reducing the amount of Employer contributions required under the Plan in accordance with Section 4.2 for the then current Plan Year. Notwithstanding the foregoing, if the vested portion of a Participant’s Account is $0.00 at the time of his or her Severance from Employment, the Participant shall be deemed to have received a distribution of his or her vested Account at his or her Severance from Employment.

7.4Restoration of Forfeitures and Service

(a)If a former Participant whose Severance from Employment resulted in a forfeiture of the entire nonvested portion of his or her Matching Contributions Account and/or Equity Builder Account under Section 7.3 resumes employment with the Employer after at least five consecutive Breaks in Service, he or she shall have no right to restoration of any previously forfeited portion of his or her Account. Such Participant’s Years of Vesting Service or period of employment after the Break in Service shall not be taken into account in determining the Participant’s vested nonforfeitable right to the value of his or her Matching Contributions Account and Equity Builder Account attributable to contributions made by the Employer before he or she resumed participation in the Plan.

(b)If a former Participant who did not receive a distribution resumes employment with the Employer prior to incurring five consecutive Breaks in Service, his or her Years of Vesting Service before and after the break in service shall be taken into account in determining his or her nonforfeitable right to the value of his or her Account attributable to Employer contributions described in Section 4.2.

(c)If a former Participant whose Severance from Employment resulted in a forfeiture of the entire nonvested portion of his or her Matching Contributions Account and/or his or her Equity Builder Account under Section 7.3 resumes employment with the Employer prior to incurring five consecutive Breaks in Service, the previously forfeited portion of his or her Account shall be restored as soon as administratively practicable after the Participant’s Reemployment Commencement Date. Such Participant’s Years of Vesting Service before and after the Break in Service shall be taken into account in determining the Participant’s vested nonforfeitable right to the value of his or her Account attributable to Employer contributions described in Section 4.2.

(d)If a distribution or withdrawal is made at a time when a Participant has a less than 100% nonforfeitable right to the value of his or her Matching Contributions Account and/or Equity Builder Account and may increase his or her vested percentage in such portion of his or her Account after the distribution or withdrawal:

(i)A separate account will be established for the Participant’s interest in the Plan as of the time of the distribution or withdrawal, and

(ii)At any relevant time, the Participant’s nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula: X = P (AB + (RxD)) – (RxD).

For purposes of applying the formula, P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution or withdrawal, and R is the ratio of the account balance at the relevant time to the account balance after the distribution or withdrawal.

Article VIII - Withdrawals and Loans During Employment

8.1General Rules Applicable to All In-Service Withdrawals

The only in-service withdrawals permitted by the Plan are those described in this Article VIII.

Each in-service withdrawal request must be filed in accordance with applicable administrative procedures established by the Committee. Each withdrawal shall be determined as of the Valuation Date as soon as practicable after the withdrawal request is approved and shall be drawn, to the extent available, pro rata from the Investment Funds in which the Account is invested or in which the Accounts are invested if the withdrawal is taken from multiple Accounts. Only a Participant who has not incurred a Severance from Employment may request an in-service withdrawal.

8.2Hardship Withdrawals

(a)A Participant, in the event of hardship, may, at any time, be permitted to make a withdrawal from his or her Pre-Tax Contributions Account or his or her Roth Contributions Account. In no event may a Participant be permitted to receive a distribution for a hardship from an amount attributable to earnings on his or her Pre-Tax Contributions Account or Roth Contributions Account. A hardship for purposes of this Section 8.2 is defined as an immediate and heavy financial need. The following are the only financial needs considered, for purposes of the Plan, to be immediate and heavy:

(i)Unreimbursed expenses incurred or necessary to obtain medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), incurred by the Participant, the Participant’s spouse, children, dependent or Beneficiary;

(ii)Costs (excluding mortgage payments) directly related to the purchase or construction of the Participant’s principal residence;

(iii)Payment of tuition and related educational fees for the next 12 months of post- secondary education for the Participant, his or her Spouse, children, dependents (as defined in Code Section 152 but without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code) or Beneficiary;

(iv)Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)Burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Section 152 of the Code but without regard to Section 152(d)(1)(B) of the Code) or Beneficiary;

(vi)Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(vii)Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; and

(viii)Other events which are adopted by the Committee, and which are deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general.

(b)A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)The Employee has obtained all distributions, other than hardship distributions under all Plans maintained by the Employer;

(ii)The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

(iii)The Participant represents (in writing, electronically, or in another form permitted by the Commissioner of the Internal Revenue Service) that he or she has insufficient cash or other liquid assets to satisfy the immediate and financial need for which the hardship is being sought.

(c)The distribution will be made in one lump sum payment.

(d)The Committee may operationally establish an ordering rule procedure for hardship withdrawals which may specify the order in which the Accounts referenced above in Section 8.2(a) shall be distributed as a hardship withdrawal.

(e)A request for a withdrawal under this Section 8.2 shall be made on forms prescribed by the Committee. The Committee shall establish a uniform and nondiscriminatory policy for reviewing withdrawal applications and any determination made by the Committee shall be final but subject to appeal under Section 11.5.

(f)For purposes of this Section 8.2, a primary beneficiary means a Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant’s Account upon the death of the Participant.

8.3Withdrawals of Rollover Contributions from the ACT Plan

A Participant may at any time withdraw amounts that are attributable to his or her Rollover Contributions Account from the ACT Plan.

8.4Withdrawals Upon Attainment of Age 59½

Upon a Participant’s attainment of age 59½, the Participant may, at any time, withdrawal all or any vested amounts credited to his or her Accounts. A Participant who has attained age 59½ may not receive more than two withdrawals under this Section 8.4 in any Plan Year.

8.5Qualified Reservist Withdrawals

A Participant may, at any time, withdraw any or all amounts from his or her Pre-tax Contributions Account or Roth Contributions Accounts as qualified reservist distribution. A qualified reservist distribution for purposes of this Section 8.5 is any distribution to a Participant if (a) the Participant is a member of a military reserve unit ordered or called to active duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period; and (b) the distribution is made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

8.6Loans to Participants

(a)Loans. The Committee or its delegate may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to loan a Participant amounts from the portion of his or her Accounts held in the Trust that are attributable to Elective Deferral Contributions, Rollover Contributions and the vested portion of any Employer Contributions. All loans shall be in accordance with the terms, conditions, requirements and limitations specified in this Section 8.6 and any separate written document adopted by the Committee and forming part of the Plan. A loan pursuant to this Section 8.5 shall only be made for one of the reasons set forth in Section 8.2(a) or for the purchase of the Participant’s principal residence as defined in Section 8.5(e). It is intended that all loans made to Participants under this Section 8.6 shall meet the requirements of Section 72(p) of the Code.

(b)Loan Administration. The loan provision of the Plan shall be administered on a uniform and nondiscriminatory basis in accordance with terms and conditions established by the Committee.

The Committee has the authority to review loan requests, execute loan agreements and collect loan payments.

In administering the loan provisions of this Section 8.6, the Committee shall:

(i)adopt such rules and regulations as it deems necessary for the proper and efficient administration of loans, including, but not limited to, appropriate adjustments in the accounting provisions of the Plan as it deems necessary and advisable to facilitate and account for loans;

(ii)establish standards that shall be used to determine if a loan request should be approved;

(iii)determine how the interest rate to be charged on outstanding loans is to be calculated and when the rate to be charged for new loans is to be changed;

(iv)determine, from time to time, the minimum loan amount;

(v)employ agents, attorneys, accountants, and other persons to administer the loan provision and to collect outstanding loans; and

(vi)take all other actions necessary or advisable to carry out the provisions of this Section 8.6.

(c)Loan Eligibility. Any Participant who is an Eligible Employee may request a loan subject to the terms, conditions and limitations prescribed in this Section 8.6. Neither a Participant who has incurred a Severance from Employment and not been reemployed nor a Beneficiary shall be eligible for a loan under this Section 8.6.

(d)Loan Request. Each loan request must be made in accordance with procedures prescribed by the Committee.

(e)Term of Loan and Payment. Each loan shall be evidenced by a legally enforceable agreement in a form approved by the Committee and shall provide for payment of principal and interest based on substantially level amortization payments. All loans shall be subject to a specific repayment schedule with payments to be made not less frequently than quarterly over the term of the loan. The period of repayment for any loan shall in no event exceed 60 months, unless the loan is a principal residence loan, in which case the period of repayment of such loan shall in no event exceed 180 months. A principal residence loan, for this purpose, is a loan used to acquire a dwelling unit that within a reasonable time following acquisition is to be used (determined at the time the loan is made) as the principal residence of the Participant. The Committee shall have the discretion to determine when and under what circumstances a principal loan shall be made and the loan repayment period for such loan.

(f)Number of Loans. A Participant shall not have more than two (2) loans outstanding at any one time from the Plan.

(g)Security. A loan to a Participant shall be secured by the Participant’s Account. Loan payments shall be required to be made through payroll deductions, and each Participant shall be required to execute an irrevocable authorization directing the Employer to deduct the loan payments from the Participant’s wages or salary, which amounts shall be transmitted to the Trustee and applied against the outstanding loan balance. A Participant who terminates with an outstanding loan balance shall be permitted to continue making loan repayments other than through payroll deduction in accordance with the repayment schedule set forth in the promissory note and in accordance with methods prescribed by the Committee. Participants may prepay the entire amount of the remaining unpaid principal balance (and all remaining interest due thereon) at any time without penalty.

(h)Maximum Loan. Loans to a Participant (when added to the outstanding balance of all other loans from loans from the Plan and any other qualified plan maintained by the Aggregated Employer) shall not be in an amount that exceeds the lesser of:

(i)$50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of other loans from the Plan on the date the new loan is made, or

(ii)fifty percent of the vested portion of the Participant’s Account reduced by the then outstanding balance of any other loans that the Participant received from the Plan.

(i)Interest. Each loan shall bear interest at a rate to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged by commercial lending institutions. Interest rates shall be fixed for the terms of the loan at the time the loan is made, and the Committee shall determine periodically the interest rate to be charged on new loans.

(j)Failure to Repay Loans. The Committee shall establish uniform rules to apply where a Participant fails to repay any portion of a loan made to him or her and accrued interest thereon in accordance with the terms of the loan, or where any portion of a loan and accrued interest thereon remains unpaid on a Participant’s Severance from Employment. Such rules shall be consistent with Section 72(p) of the Code and Regulations thereunder. Loan repayments with respect to qualified military service will be suspended as permitted under Section 414(u)(4) of the Code.

Notwithstanding the foregoing provisions of this Section 8.6(j), if a Participant loan remains unpaid at the time that a distribution is due the Participant (or his or her Beneficiary) under the Plan, the Committee shall reduce the amount otherwise distributable to the Participant or Beneficiary by the unpaid balance of principal and accrued interest on the Participant’s loan and distribute (in kind) the promissory note or other agreement evidencing such loan in full or partial satisfaction of the obligation to distribute the Participant’s vested Account.

The requirement that loan repayments be made on an amortized basis, not less frequently than quarterly, may be suspended for up to one year while a Participant is on a leave of absence approved by the Employer, either without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the Participant loan. A suspension of regularly scheduled loan payments shall not in any event extend the due date of the Participant loan beyond the due date in effect immediately prior to the leave of absence (or an accelerated due date in the case of the Participant’s termination of employment) and the installments due after the leave of absence ends (or, if earlier, after the first year of the leave of absence) must not be less than the installments required under the terms of the original loan.

A default in repayment of a Participant loan shall occur when a Participant fails to make any payment when due under the terms of a Participant loan. Notwithstanding the above, the Committee may establish a grace period, during which Participants may make past due payments without incurring a default. If a grace period is established, it shall in no event continue beyond the last day of the calendar quarter following the calendar quarter in which the required payment was initially due from the Participant. Such grace period, if any, shall be applied in a uniform and nondiscriminatory manner, taking into account commercially reasonable factors concerning whether (or to what extent) a grace period should be allowed based on all of the facts and circumstances of the particular case.

Upon the occurrence of a default, as described above, there shall be a deemed distribution to the Participant equal to the entire outstanding balance of the Participant loan at the time of such default.

(k)Directed Investment. Any loan to a Participant under this Section 8.6 shall be made pro rata from the Investment Funds in which the Participant’s individual Account is invested, shall be charged against said Account and shall be treated as a segregated investment of the Participant’s Account. Any principal and interest paid on the loan shall be paid in accordance with the Participant’s investment elections in effect at the time of the loan repayment. Loan repayments shall be applied first to satisfy accrued loan interest and the remainder shall be applied to principal. If and to the extent required by the Sarbanes- Oxley Act or other applicable law, loans shall not be made to officers of the Employer or other prohibited classifications of Participants.

Article IX - Distributions Upon Severance from Employment

9.1Eligibility for Distribution

(a)General Rule. A Participant’s vested Account, including a Participant’s Prior Employer Account, shall become payable upon Severance from Employment for any reason, including death.

(b)HEART Act Deemed Severance from Employment. During the period (after more than 30 days) that a Participant is on active duty in the uniformed services (as defined in Chapter 43 of Title 38, United States Code), he or she shall be treated as have incurred a Severance from Employment with the Employer for purposes of receiving a distribution from the Plan under Sections 403(b)(7)(A)(ii) and 403(b)(11)(A) of the Code. If such Participant elects to receive a distribution from the plan under Section 403(b) of the Code, he or she may not be permitted to have Employee contributions as described in Section
4.1 made on his or her behalf or to make any contributions to any other plan maintained by the Aggregated Employer during the six month period following the date of the distribution.

9.2Forms of Payment

Benefits shall be payable in cash in a single lump sum payment provided, however, that the portion of a Participant’s Account invested in the Company Stock Fund may, at the election of the Participant, be made in the form of (a) cash or (b) full shares of Company Stock and cash in lieu of fractional shares.

9.3Timing of Payment

Benefits that become payable in accordance with Section 9.1 shall be distributed as soon as administratively feasible after the Participant, or the Beneficiary, as the case may be, elects in accordance with procedures established by the Committee to receive a distribution. If the vested value of the Participant’s Account is more than $7,000 at the time benefits become distributable in accordance with Section 9.1, the Participant must consent to the distribution. Such consent must be obtained within the 180-day period ending on the date the Participant elects to receive a distribution.

If the vested value of the Participant’s Account is $7,000 or less at the time benefits become distributable in accordance with Section 9.1, the Participant, or the Beneficiary, as the case may be, shall be required to receive a distribution as soon as administratively practicable of the balance payable in a single lump sum payment. The vested value of the Participant’s Account for this purpose shall be determined with regard to that portion of the Account that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 401(c), 403(a)(4), 403(b)(8), and 457(e)(16) of the Code.

If the vested value of the Participant’s Account is $7,000 or less but greater than $1,000 at the time benefits become distributable in accordance with Section 9.1 and the Participant does not elect to have such distribution paid in the manner described in Section 9.7 or to receive the lump sum directly as described in Section 9.2, the Trustee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.

9.4Minimum Distribution Requirements

The requirements of this Section 9.4 shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 9.4 shall be determined and made in accordance with the with the provisions of Section 401(a)(9) of the Code, including the minimum distribution incidental benefits requirement of Section 401(a)(9)(G) of the Code and any applicable Regulations issued thereunder. Effective as of January 1, 2024, the provisions of this Section shall not be applicable to amounts credited to a Participant’s Roth Contributions Account.

(a)Time and Manner of Distribution.

(i)The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s ‘Required Beginning Date.’ The Required Beginning Date, for purposes of this Section 9.4, means April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains his or her Required Beginning Date Age, or (B) the calendar year in which the Participant retires. A Participant who is a 5% owner as defined in Section 416 of the Code with respect to the Plan Year ending in the calendar year in which the Participant attains his or her Required Beginning Date Age shall have his or her Required Beginning Date determined under (a)(i)(A) above.

(ii)If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, to the Participant’s Beneficiary no later than as follows:

(A)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained his or her Required Beginning Date Age, if later.

(B)If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 9.4(a)(ii), other than Section 9.4(a)(ii)(A), will apply as if the Surviving Spouse was the Participant.

For purposes of this Section 9.4(a)(ii), and 9.4(c), unless Section 9.4(a)(ii)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 9.4(a)(ii)(D) applies distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 9.4(a)(ii)(A).

(b)Required Minimum Distributions During Participant’s Lifetime.

(i)During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)the quotient obtained by dividing the Participant’s account balance (as defined below in Section 9.4(d)(iii)) by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9 of the Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)Required minimum distributions will be determined under this Section 9.4(b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c)Required Minimum Distributions After Participant’s Death.

(i)If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participants account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years of after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’ birthday in the calendar year of the Spouse’s death reduced by one for each subsequent calendar year.

(C)If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(d)Definitions.

The following definitions apply for purposes of this Section 9.4:

(i)Designated Beneficiary: The individual who is designated as the beneficiary under Section 3.4 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Regulation Section 1.401(a)(9)-1, Q&A-4.

(ii)Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.

For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 9.4(a)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)Participant’s account balance: The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

9.5Special Timing Rules

Unless a Participant elects otherwise, his or her vested Account shall be distributed to him or her no later than 60 days after the close of the Plan Year in which occurs the latest of his or her Normal Retirement Age, the 10th anniversary of the year in which he or she commenced participation in the Plan or the date of his or her Severance from Employment. A Participant must, however, file a claim for benefits before benefits will be distributed to him or her in accordance with this Section 9.5.

The failure of a Participant to consent to a distribution while his or her benefit is immediately distributable within the meaning of Section 411(a)(11) of the Code shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 9.5.

9.6Proof of Death

The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Committee may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.7Direct Rollovers

(a)In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 9.7, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (no less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years of more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; except as otherwise provided below, the portion of any distribution that is not includible in gross income; and, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of amounts which are not includible in gross income.

However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, to a defined contribution plan described in Section 401(a) or 403(a) of the Code, or to an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible.

(c)Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a simple retirement account described in Section 408(p) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state and which agrees to separately account for amounts transferred into such plan for the Plan or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. An individual retirement plan described in Section 408A of the Code shall be an Eligible Retirement Plan. In the case of a Distributee who is a nonspousal beneficiary of a deceased Participant, an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code that is established for the purpose of receiving the distribution on behalf of the nonspousal beneficiary shall be an Eligible Retirement Plan.

(d)Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. A Distributee includes an individual who is both: (a) a designated beneficiary as defined in Section 401(a)(9)(E) of the Code of a deceased Participant and (b) not the surviving spouse of the Participant.

(e)Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(f)Waiver of 30 Day Notice. If a distribution is not subject to Sections 401(a)(11) and 417 of the Code, the distribution may be made less than 30 days after the notice required by Regulation Section 1.411(a)-11(c) is given provided:

(i)the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(ii)the Participant, after receiving the notice, affirmatively, elects to receive a distribution.

(g)Roth Rollover. A Direct Rollover of a distribution from a Participant’s Roth Account, Roth Rollover Contribution Account, or Roth In-Plan Conversion Account shall only be made to another Roth Account of an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth Individual Retirement Account described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

9.8Ordering Rules for Distributions

The Committee may operationally implement an ordering rule procedure for distributions made in accordance with this Article IX and withdrawals made in accordance with Article VIII from a Participant’s Account attributable to Deferral Contributions, Catch-Up Contributions, Roth Contributions, and Roth Catch-Up Contributions. Such ordering rules may specify which type of contributions shall be distributed first. Furthermore, such procedure may permit the Participant to elect which type of contributions shall be distributed first.

Article X - Top Heavy Provisions

10.1When Applicable

If the Plan is determined to be “Top Heavy” for any Plan Year, the provisions of this Article shall supersede any conflicting provisions of the Plan.

10.2Top Heavy Determination

(a)The Plan shall be Top Heavy with respect to any Plan Year in which, as of the “Determination Date”, the ratio of the present value of accrued benefits under all defined benefit plans in the “Aggregation Group” for “Key Employees” plus all Account balances attributable to Employer and Employee contributions (except as otherwise noted below) under the Plan and all other defined contribution plans in the Aggregation Group, exceeds 60% of such present value of accrued benefits and such Account balances for all Key Employees and Non-Key Employees under all plans in the Aggregation Group. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution for a reason other than severance from employment, death or disability, this provision shall be applied by substituting a five year period for the one year period. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one year period ending on the determination date shall not be taken into account.

The accrued benefits and account balances of any individual who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. In any event, the calculation of the Top Heavy ratio and the extent to which distributions, tax deductible qualified employee contributions, rollovers and transfers are taken into account shall be in accordance with Section 416 of the Code and the Regulations thereunder. When aggregating plans, accrued benefits and account balances under other plans will be calculated as of determination dates that are within the same calendar year.

(b)In determining the cumulative accrued benefits under a defined benefit plan for purposes of this Section 10.2, the actuarial assumptions specified by the defined benefit plan for this purpose shall be utilized. If differing actuarial assumptions are specified for two or more defined benefit plans, the actuarial assumptions for the defined benefit plan including the largest number of employees in the first year any defined benefit plan is included within the Aggregation Group shall be utilized. Solely for the purpose of determining if the Plan or any other plan in a required aggregation group of which the Plan is a part is a Top Heavy Plan, the accrued benefit of an Employee other than a Key Employee shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

(c)The term Top Heavy shall not include a plan which consists solely of (a) a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and (b) matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met. If, but for the foregoing, a plan would be treated as a Top Heavy plan because it is a member of an aggregation group which is a Top Heavy group, contributions under the plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 416(c)(2) of the Code.

10.3Minimum Contribution

For each year the Plan is Top Heavy the Employer shall contribute to the Plan and allocate to the Matching Contributions Account of each Participant who is a Non-Key Employee (including such an individual who is eligible to participate but has not elected to do so in accordance with Article III) an amount that is not less in total than the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the greatest amount (expressed as a percentage of Compensation) allocated to the Account of any Key Employee for that year. Compensation for purposes of this Article X shall mean compensation within the meaning of Section 415(c)(3) of the Code. This minimum allocation shall be made even though, under other Plan provisions, the Eligible Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of (a) his or her failure to be employed on a specified date such as the last day of the Plan Year, (b) his or her failure to make mandatory contributions, if any, to the Plan, or (c) his or her Compensation being less than a stated amount.

This requirement shall not apply to the extent the Participant is covered under any other plan or plans of the Employer and such Employer has provided that the minimum benefit or minimum allocation requirements applicable to Top Heavy Plans will be satisfied in the other plan or plans.

Matching Contributions described in Article IV shall be taken into account for purposes of satisfying the minimum allocation requirements of Section 416(c)(2) of the Code and the Plan. Matching Contributions that are used to satisfy the minimum allocation requirements shall be treated as Matching Contributions of purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

10.4Vesting Rules

For any Plan Year in which the Plan is Top-Heavy, the vesting schedule set forth in Section
7.2 shall apply.

10.5Dual Plan Special Limitations

If a Key Employee participates in both the Plan and a defined benefit plan maintained by the Employer, then for all years that the Plan and the defined benefit plan are Top Heavy and the Top Heavy ratio referred to in Section 10.6(b) does not exceed 90%, the minimum benefit described in Section 416(h)(2)(A) of the Code shall be provided under the defined benefit plan for each Non-Key Employee.

10.6Aggregation Groups

(a)A Required Aggregation Group is defined as (a) each qualified plan of the Aggregated Employer in which at least one Key Employee participates or participated during the Determination Period (regardless of whether the plan has terminated) and (b) any other qualified plan of the Aggregated Employer which enables a plan described in (a) to meet the requirements of Section 401(a)(4) or 410(b) of the Code. The Determination Period, for this purpose, is the Plan Year containing the Determination Date or any of the four preceding Plan Years. A Permissive Aggregation Group is defined as a Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

(b)Each plan of the Employer required to be included in an Aggregation Group shall be treated as a Top Heavy Plan if such group is a Top Heavy group. A required aggregation will be considered a Top Heavy group if the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceed 60% of a similar sum determined for all Employees.

10.7Key Employee Defined

(a)A Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $220,000 (as adjusted under Section 416(i)(1) of the Code), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Regulations of general applicability issued thereunder.

(b)A Non-Key Employee is an Employee who is not a Key Employee.

10.8Determination Date

Determination Date means with respect to the initial Plan Year, the last day of the first Plan Year and, for each other Plan Year, the last day of the preceding Plan Year.

Article XI - Administration of Plan

11.1Committee

The Committee shall act as the Plan administrator and be responsible for the day-to-day operations of the Plan. The Committee shall be appointed by the Board of Directors and shall consist of one or more persons. The Board of Directors may remove any member of the Committee at any time with or without cause. The Board of Directors will fill vacancies in the Committee as soon as it is reasonably possible after the vacancy occurs. Until a new appointment is made, the remaining member or members of the Committee shall have full authority to act. The Board of Directors is responsible for transmitting to the Trustee the names and authorized signatures of the members of the Committee and, as changes take place in the membership of the Committee, the name and signature of new members. Any member of the Committee may resign by delivering his or her written resignation to the Board of Directors, the Trustee and Committee. Such resignation shall become effective upon its receipt by the Board of Directors or on such other date as is agreed to by the Board of Directors and the resigning member.

11.2Powers and Duties

The Committee shall keep a record of all its proceedings and acts with respect to its administration of the Plan and shall maintain all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Committee shall have the maximum discretionary authority to interpret the provisions of the Plan. Any action taken by the Committee which is authorized, permitted, or required by the Plan, is final and binding on the Committee, all persons who have or claim an interest under the Plan and all third parties dealing with the Committee. The Committee shall notify the Trustee of any action taken by the Committee affecting the Trustee and its obligations or rights regarding the Plan and, when required, shall notify any other interested person or persons.

The Committee has the following powers and duties:

(a)To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account and the nonforfeitable percentage of each Participant’s Account;

(b)To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

(c)To establish and modify the method of accounting for the Plan or the Trust;

(d)To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan’s operation. If the terms of the Plan are unclear, the Committee may interpret the Plan, provided such interpretation is consistent with the provisions of Section 401(a) of the Code and is performed in a uniform and nondiscriminatory manner;

(e)To direct the Trustee as respects the crediting and distribution of the Trust Fund;

(f)To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

(g)To furnish the Employer with information which the Employer may require for tax or other purposes;

(h)To engage the service of agents whom it may deem advisable to assist it with the performance of its duties, including counsel, accountants and other consultants to aid it in exercising its powers and carrying out its duties;

(i)To appoint, at the direction of the Company, an Investment Manager (as defined in Section 3(38) of ERISA), who shall have responsibility for investment of the Trust Fund;

(j)To establish, in its sole discretion, a nondiscriminatory policy which the Trustee must observe in making loans, if any, to Participants;

(k)To establish procedures, in its sole discretion, to assess each Participant’s and Beneficiaries’ Account, a per capita annual administrative fee, to be assessed to each Participant’s Account at the discretion of the Committee;

(l)To allocate, in its sole discretion, amongst eligible Participants and Beneficiaries, no more frequently than once per calendar quarter, any Revenue Credits as defined in the Service Agreement between the Company and the Committee;

(m)To delegate administrative authority and to establish rules of procedure for such Committee, including rules regarding how such Committee is to act, the vote required for action by the Committee and other procedures for the operation of the Committee as deemed appropriate by the Committee; and

(n)To perform any other acts necessary and proper for the administration of the Plan, except for such acts that are to be performed by the Company, the Fund Manager or the Trustee.

All rules, procedures and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. Such rules, procedures and decisions so made shall be conclusive and binding on all persons having an interest in the Plan.

The Committee shall be a named fiduciary as defined in ERISA Section 402(a)(2). The Committee may, however, establish procedures for (a) the allocation of fiduciary responsibilities (other than “trustee responsibilities” as defined in Section 405(c) of ERISA) under the Plan among its members, and (b) the designation of persons other than named fiduciaries to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan. If any fiduciary responsibility is allocated or delegated to any person, no named fiduciary shall be liable for any act or omission of such person, except as provided in Section 405(c) of ERISA.

The Committee and any representative that the Committee chooses to assist it to carry out its responsibilities under the Plan shall have the maximum discretionary authority permitted by the law to interpret, construe and administer the Plan, to make determinations regarding Plan participation, enrollment and eligibility for benefits, to evaluate and determine the validity of benefit claims, and to resolve any and all claims and disputes regarding the rights and entitlements of individuals to participate in the Plan and to receive benefits and payments pursuant to the Plan. The decisions of the Committee and its representatives shall be given the maximum deference permitted by law.

11.3Compensation and Expenses

The Company shall have discretion to pay or reimburse (or to direct an Employer to pay or reimburse) any reasonable costs and expenses of the Plan, including but not limited to any operational and administrative expenses of the Plan as well as compensation of fiduciaries and costs and expenses incurred by the Committee as a result of the performance of its duties and responsibilities hereunder or as may be required to operate and administer the Plan. Operational and administrative costs may include, but are not limited to legal fees, accounting fees, consulting fees, Employee and Participant communication fees and third-party administrator fees. Costs and expenses of the Committee may include, but are not limited to fees to accountants, consultants, counsel, specialists, and other persons employed or appointed to operate and administer the Plan or to help the Committee or Employers perform their duties and responsibilities hereunder. Any reasonable costs and expenses, including any operational and administrative costs and expenses, of the Plan not so paid or reimbursed shall be paid from the assets of the Plan. Any person who receives full-time pay for other services to an Employer shall not be entitled to any compensation for services to the Plan. The members of the Committee shall not receive compensation with respect to their services for the Committee but may be reimbursed for their expenses properly and actually incurred as members of the Committee.

11.4Company Approval of Equity Builder Contributions

Any Matching Contribution formula and the amount of any Equity Builder Contribution shall be subject to the approval of the Board of Directors or its delegate.

11.5Claims Procedure

(a)Definitions. For purposes of this Section 11.5, the following words or phrases in quotes when capitalized will have the meaning set forth below:

(i)“Adverse Benefit Determination” means a denial, reduction, or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan.

(ii)“Claim” means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Section 11.5.

(iii)“Claimant” is defined in Section 11.5(b)(ii).

(iv)“Claims Administrator” means the Committee, or such other party designated by the Committee to review Claims.

(v)“Notice” or “Notification” means the delivery or furnishing of information to an individual in a manner that would satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.

(vi)“Relevant Documents” include documents, records, or other information with respect to a Claim that:

(A)were relied upon by the Claims Administrator in making the benefit determination;

(B)were submitted to, considered by, or generated for, the Claims Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Claims Administrator in making the benefit determination;

(C)demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

(D)constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Claims Administrator in making the benefit determination.

(b)Procedure for Filing a Claim. In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (i) and (ii) of this paragraph (b).

(i)Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Claims Administrator) and delivered, along with any supporting comments, documents, records, and other information, to the Claims Administrator in person, or by mail postage paid, to the address for the Claims Administrator provided in the Plan’s Summary Plan Description.

(ii)Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this Section as a “Claimant”). However, the Claims Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.

(c)Initial Claim Review. The initial Claim review will be conducted by the Claims Administrator, with or without the presence of the Claimant, as determined by the Claims Administrator in its discretion. The Claims Administrator will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant. In reviewing the Claim, the Claims Administrator will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan’s claims and appeals procedures within the past 24 months.

(d)Initial Benefit Determination.

(i)The Claims Administrator will notify the Claimant of the Claim Administrator’s determination within a reasonable period of time, but in any event (except as described in paragraph (ii) below) within 90 days after receipt of the Claim by the Claims Administrator.

(ii)The Claims Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial 90 day period, of circumstances requiring the extension of time and the date by which the Claims Administrator expects to render a decision.

(e)Manner and Content of Notification of Adverse Benefit Determination.

(i)The Claims Administrator will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination that would satisfy Department of Labor regulations.

(ii)The Notification will set forth in a manner calculated to be understood by the Claimant:

(A)The specific reason or reasons for the Adverse Benefit Determination;

(B)Reference to the specific provision(s) of the Plan on which the determination is based;

(C)Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

(D)A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination or review.

(f)Procedure for Filing a Review of an Adverse Benefit Determination.

(i)Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Claims Administrator within 60 days after receipt of the Notice of the Adverse Benefit Determination. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan.

The appeal must be in writing utilizing the appropriate form provided by the Claims Administrator (or in such other manner acceptable to the Claims Administrator); provided, however, that if the Claims Administrator does not provide the appropriate form, no particular form is required to be utilized by the Participant. The appeal must be filed with the Claims Administrator at the address listed in the Plans’ Summary Plan Description.

(ii)A Claimant will have the opportunity to submit written comments, documents, records, and other information relating to the Claim.

(g)Review Procedures for Adverse Benefit Determinations.

(i)The Claims Administrator will provide a review that takes into account all comments, documents, records, and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(ii)The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

(h)Timing and Notification of Benefit Determination on Review. The Committee will make a determination on the appeal of the Adverse Benefit Determination no later than the date of the meeting of the Committee that immediately follows the receipt of the appeal of the Adverse Benefit Determination, unless the appeal is filed within 30 days preceding the date of such meeting. In such case, a benefit determination will be made by no later than the date of the second meeting of the Committee following the receipt of the appeal of the Adverse Benefit Determination. If the Committee determines that special circumstances require an extension of time for processing the appeal of the Adverse Benefit Determination, a benefit determination shall be rendered not later than the third meeting of the Committee following receipt of the appeal of the Adverse Benefit Determination. If the Committee determines that an extension is required, the Committee shall provide the claimant with written Notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Committee shall notify the claimant, in accordance with (i) of this Section 11.5 as soon as possible, but not later than five days after the benefit determination is made.

If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Committee is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

(i)Manner and Content of Notification of Benefit Determination on Review.

(i)The Claims Administrator will provide a written or electronic Notice of the Plan’s benefit determination on review, in accordance with applicable Department of Labor regulations.

(ii)The Notification will set forth:

(A)The specific reason or reasons for the Adverse Benefit Determination;

(B)Reference to the specific provision(s) of the Plan on which the determination is based;

(C)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

(D)A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination.

(j)Exhaustion of Administrative Remedies. The claims procedures set forth in this Section
11.5 shall be strictly adhered to by each Participant or Beneficiary under the Plan and no judicial or arbitration proceedings with respect to any claim for Plan benefits hereunder shall be commenced by any such Participant or Beneficiary until the proceedings set forth herein have been exhausted in full.

(k)Statute of Limitations. No cause of action may be brought by a claimant who has received an Adverse Benefit Determination later than two years following the date of such Adverse Benefit Determination.

11.6Bonding of Fiduciaries

The Committee shall be responsible for seeing that every fiduciary of the Plan and every person who handles Plan assets shall be covered by a fidelity bond of similar policy of insurance to the extent required by Section 412 of ERISA. The costs of such coverage shall be paid out of the Plan assets, upon direction of the Committee, if the cost thereof shall not be timely paid by the Employer.

11.7Standard of Conduct

The Committee and any other person to whom any fiduciary responsibility with respect to the Plan is allocated or delegated shall discharge his or her duties and responsibilities with respect to the Plan in accordance with the standards set forth in Section 404(a)(1) of ERISA, which provides, subject to the Sections 403(c) and (d), 4042, and 4044 of ERISA, that a fiduciary shall discharge his or her duties with respect to a plan solely in the interest of the participants and beneficiaries and

(a)For the exclusive purpose of:

(i)Providing benefits to participants and their beneficiaries; and

(ii)Defraying reasonable expenses of administering the plan;

(b)With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)By diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d)In accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of this title.

Article XII - Management of Funds

12.1Appointment of Trustees

Subject to the provisions of Section 12.4, the Company shall appoint one or more Trustees to receive and hold in trust all contributions paid into the Trust Fund. Such Trustee or Trustees shall serve at the pleasure of the Board of Directors and shall have such rights, powers, and duties as the Board of Directors shall from time to time determine including but not limited to those stated below.

12.2Investment of Trust Fund by Trustees

All contributions made to the Trust Fund pursuant to the Plan shall be paid to the Trustees and, except as herein otherwise provided, shall be held, invested, and reinvested by the Trustees without distinction between principal and income in such securities or such other property, real or personal, wherever situated, as the Trustees shall deem advisable, including, but not limited to, shares of stock, common or preferred, whether or not listed on any exchange, participations in mutual investment funds, bonds and mortgages, and other evidences of indebtedness or ownership, or in loans to Participants (consistent with other provisions hereof), and participations in any common trust fund established or maintained by the Trustees for the collective investment of fiduciary funds and shall not be limited by any state statute or judicial decision prescribing or limiting investments appropriate for trustees. The Trustees shall hold and retain all the property and assets of the Trust Fund including income from investments and from all other sources, for the exclusive benefit of the Participants and their Beneficiaries, as provided herein, and for paying the costs and expenses of administering the Plan or Trust Fund, to the extent that the same are not paid by any Employer. Reasonable expenses attendant to qualified domestic relations order determinations shall be allocated to the Account of the Participant or Beneficiary seeking the determination.

12.3Investment of Trust Fund by Investment Manager

The Committee may enter into one or more agreements for the appointment of one or more Investment Managers to supervise and direct all the investment and reinvestment of a portion or all of the Trust Fund in accordance with the provisions of the Plan in the same manner and with the same powers, duties, obligations, responsibilities, and limitations as apply to the Trustees. As a condition to its appointment, an Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Trust Fund.

An Investment Manager so appointed shall be an investment advisor registered under the Investment Advisors Act of 1940, a bank as defined in such Act or an insurance company that is qualified to manage the assets of employee benefit plans pursuant to the laws of more than one state. The Trustees shall be bound by the supervision and direction of the Investment Manager, unless and until the Company amends or revokes the appointment or authority of the Investment Manager.

The Company may furnish an Investment Manager with written investment guidelines for investment of the Trust Fund assets, which guidelines may include directions with respect to diversification of the investments. Any Investment Manager shall receive such reasonable compensation chargeable against the Trust Fund or payable by each Employer as shall be agreed upon by the Company. The Company may revoke any agreement with the Investment Manager at any time by 30 days’ written notice to the Investment Manager. Any Investment Manager may resign by 30 days’ written notice to the Company.

12.4Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the assets of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the assets of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

Article XIII - Amendment, Merger, Termination of Plan

13.1Amendment of Plan

Subject to the provisions of Section 13.4, HEICO Corporation, by action of its Board of Directors, or by the Committee to the extent that such power is delegated by the Board of Directors to the Committee, shall have the right at any time to amend the Plan, and retroactively if deemed necessary or appropriate, except that no such amendment shall make it possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

All such amendments shall be as set forth in an instrument in writing executed by an officer of the Company if adopted by the Company, or by a designated member of the Committee if adopted by the Committee. Any amendment may be current, retroactive, or prospective, in each case as provided therein.

13.2Merger or Consolidation

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

13.3Participating Employers

(a)Additional Participating Employers. If any organization which is an Affiliate of HEICO Corporation, such organization may become an Employer upon appropriate resolutions by that organization’s board of directors, other governing body, or its delegate. Upon receipt and acceptance of the resolutions, the Committee or its delegate shall approve adoption of the Plan by the Affiliate.

(b)Delegation of Authority. Adoption of the Plan by an Affiliate in accordance with this Section shall constitute the delegation by the organization to the Board of Directors, the Trustees, and the Committee as provided in Article XIII, of full authority to amend the Plan. Such adoption shall constitute the Employer’s delegation to the Board of Directors of the authority to appoint the Committee as Plan Administrator and on behalf of the Affiliate to enter into any contracts related to this Plan.

(c)Duties of Participating Employers Generally. Each Participating Employer shall supply full and timely information to the Committee, or its delegate, on all matters relating to its Employees’ Compensation, employment, retirement, Disability, transfer, death, or other termination of their status as Participants or Employees and such additional pertinent facts as are necessary to enable the Committee to perform its functions. Each Participating Employer shall have the sole responsibility for making the contributions, if any, provided for in Article IV with respect to Participants who are its Employees, subject to the direction of the Committee.

(d)Right to Withdraw. Each Employer reserves to itself the right to terminate its status as an Employer under the Plan and withdraw from the Plan as provided in this Section. The Committee, or its delegate, under guidelines established by the Company, shall determine whether or not to consent to the withdrawal of an Employer. In the event of withdrawal of participation in the Plan by an Employer, the funds held for the benefit of the Participants or Beneficiaries of the withdrawing Employer shall be segregated. That portion of the fund applicable to any Employer which has not been withdrawn shall be unaffected. Notwithstanding the foregoing, in the event of withdrawal from participation in the Plan by an Employer, if the Employer and the Committee agree, the assets so segregated shall be transferred to a new Trustee as specified by the withdrawing Employer, subject to the approval of the Committee.

(e)Withdrawal Directed By Committee. The Committee reserves to itself the right to terminate an Employer’s status under the Plan if such withdrawal is necessary or appropriate to maintain compliance with the applicable provisions of Section 401(a) of the Code and require that such Employer withdraw from the Plan or to discontinue contributions to the Plan with respect to its Employees. In the event of withdrawal of participation in the Plan by an Employer, the funds held for the benefit of the Participants or Beneficiaries of the withdrawing Employer shall be segregated. That portion of the fund applicable to any Employer which has not been withdrawn shall be unaffected. Notwithstanding the foregoing, in the event of withdrawal from participation in the Plan by an Employer, if the Employer and the Committee agree, the assets so segregated shall be transferred to a new Trustee as specified by the withdrawing Employer, subject to the approval of the Committee.

13.4Termination of Plan

(a)The Board of Directors, or its delegate, may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In the case of the termination or partial termination of the Plan, or of the complete discontinuance of Employer contributions to the Plan, affected Participants shall be 100% vested in and have a nonforfeitable right to the total amount in all of their Accounts under the Plan as of the date of the termination or discontinuance. The total amount in each Participant’s Account shall be distributed, as the Committee shall direct, to him or her or for his or her benefit or continued in trust for his or her benefit.

(b)The Plan will be deemed terminated (a) if and when the Company is judicially declared bankrupt or executes a general assignment to or for the benefit of its creditors, (b) if and when the Company is a party to a merger in which it is not the surviving organization unless the surviving organization adopts the Plan within 60 days after the merger, or (c) upon dissolution of the Company.

Article XIV - Miscellaneous Provisions

14.1Limitation of Liability

Neither the Company, any Employer, the Committee, or any of their respective directors, members, officers, and employees, shall incur any liability for any act or failure to act unless such act or failure to act constitutes willful misconduct or gross negligence in relation to the Plan.

14.2Indemnification

The Company indemnifies and saves harmless the Committee from and against any and all loss resulting from liability to which the Committee may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in the Committee’s official capacity in the administration of the Plan, including all expenses reasonably incurred in the Committee’s defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 14.2 do not relieve the Committee from any liability under ERISA for breach of a fiduciary duty. Furthermore, the Committee and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 14.2, provided the letter agreement is consistent with and does not violate ERISA.

The Plan may purchase insurance for its fiduciaries or for itself to cover liability or losses occurring by reason of the act or omission of a fiduciary, if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. A fiduciary may purchase insurance to cover any potential fiduciary for his or her own account. An Employer or an employee organization may purchase insurance to cover potential liability of one or more persons who serve in a fiduciary capacity with regard to the Plan.

14.3Compliance with ERISA

Anything herein to the contrary notwithstanding, nothing above or any other provision contained elsewhere in the Plan shall relieve a fiduciary or other person of any responsibility or liability for any responsibility, obligation, or duty imposed upon him or her pursuant to the Title I, Part 4 of ERISA. Furthermore, anything in the Plan to the contrary notwithstanding, if any provision of the Plan is voided by Sections 410 and 411 of ERISA, such provision shall be of no force and effort only to the extent that it is voided by such Section.

14.4Nonalienation of Benefits

(a)None of the payments, benefits, or rights of any Participant shall be subject to any claim of any creditor of such Participant and, in particular, shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided.

(b)Section 14.4(a) also shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is a qualified domestic relations order (QDRO) as defined in Section 414(p) of the Code. For this purpose, on or after August 17, 2007, a domestic relations order that otherwise satisfies the requirements of a QDRO as defined in Section 414(p) of the Code will not fail to be treated as a QDRO solely because the order is issued after, or revises another domestic relations order or QDRO or solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

Any fees associated with the review, processing, and administration of a QDRO shall be charged against the Account of the affected Participant and the account of the affected Alternate Payee. The Plan’s QDRO procedures are set forth in a separate document, which are incorporated herein as if its terms were fully set forth in this document.

(c)The Plan may offset against the Account of any Participant, any amount that the Participant is ordered or required to pay under a judgment, order, decree, or settlement described in ERISA Section 206(a)(4) and Section 401(a)(13)(C) of the Code.

14.5Employment Not Guaranteed By Plan

Neither the establishment of the Plan nor its amendment nor the granting of a benefit pursuant to the Plan shall be construed as giving any Participant the right to continue as an Employee of an Employer, as limiting the rights of such Employer to dismiss or impose penalties upon the Participant or as modifying in any other way the terms of employment of any Participant.

14.6Form of Communication

Any election, application, claim, notice, or other communication required or permitted to be made by or to a Participant, the Committee, the Company, or an Employer in writing shall be made in such form as the Committee, the Company, the Employer, or the Committee, as the case may be, shall prescribe.

Such communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the addressee at its principal office, or to the Participant at his or her last known address, or upon personal delivery, if delivered to an officer of the addressee or to the Participant, as the case may be.

Notwithstanding anything in the Plan to the contrary, any notice, form or other communication hereunder shall be made in the manner prescribed by the Committee in accordance with applicable law, which may include, in appropriate circumstances, communication by telephone or by electronic or other means.

14.7Facility of Payment

If a Participant or Beneficiary entitled to receive payments hereunder is unable to care for his or her affairs because of illness, accident, or disability, and a duly qualified guardian or legal representative is appointed for such Participant or Beneficiary, the Committee shall direct the Trustee to pay any amount to which the Participant or Beneficiary is entitled to such duly qualified guardian or legal representative upon claim of such guardian or legal representative.

If a duly qualified guardian or legal representative is not appointed for such Participant or Beneficiary, the Committee shall direct the Trustee to pay any amount to which the Participant or Beneficiary is entitled to such person’s Spouse, child, grandchild, parent, brother or sister, or to a person deemed by the Committee to have incurred expense for such person entitled to payment. Any payment made pursuant to this Section 14.7 in good faith shall be a payment for the account of the Participant or Beneficiary and shall be a complete discharge from any liability of the Plan and the Committee.

14.8Reduction for Overpayment

The Committee will, whenever it determines that a person has received a benefit payment under the Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. The amount of any overpayment may be set off against further amounts payable to or on account of the person who received the overpayment.

14.9Unclaimed Benefits

If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Employer and within three months after such mailing such person has not made written claim therefore, the Committee, if it so elects, may direct that such payment and all remaining payments otherwise due to such person be cancelled on the records of the Plan and the amount thereof applied in any manner permitted by Section 7.3, and upon such cancellation, the Plan shall have no further liability therefore except that, in the event such person later notifies the Committee of his or her whereabouts and requests the payment or payments due to him or her, the amount so applied shall be paid to him or her as provided in Article IX without adjustment for gains and losses.

14.10Payments to Minors and Incompetents

If the Committee receives evidence satisfactory to it that any person entitled to receive any benefit under the Plan is, at the time when such benefit is payable, a minor, or physically or mentally incompetent to receive such benefit and to give a valid release therefore, and that another individual or institution is then maintaining or has custody of such person, and that no guardian or other representative of the estate of such person has been duly appointed, the Committee may authorize payment of such benefit otherwise payable to such person to such other individual or institution, and the release of such other individual or institution will be valid and a complete discharge for the purpose of such benefit.

14.11Reliance on Information Provided to the Plan

Notwithstanding anything contained herein to the contrary, if an individual is provided a statement in confirmation of any election or information provided to the Plan by such individual hereunder, the election or information reflected on such confirmation statement will be deemed to be accurate and may be conclusively relied upon for all purposes hereunder unless the individual timely demonstrates to the Committee, in the form and manner established by the Committee, that the election or information reflected on the confirmation statement is not what the individual originally delivered to the Committee.

14.12Service in More Than One Fiduciary Capacity

Any individual, entity, or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

14.13Binding Effect of Company’s Actions

Each Employer shall be bound by any and all decisions and actions taken by the Company hereunder.

14.14Military Service

Notwithstanding any other provision of the Plan to the contrary, service credit and contributions with respect to qualified Military Service will be provided in accordance with Section 414(u) of the Code.

14.15Limitation of Rights

Neither the Employer nor the Committee represents or guarantees that the value of a Participant’s Accounts shall at any time equal or exceed the amount previously contributed thereto. Neither the establishment of the Plan nor any modification thereof, nor the creating of any account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer except as provided in the Plan.

14.16Limitation of Third-Party Rights

Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Employer, the Participants, or Beneficiaries, and their successors in interest, any right, remedy, or claim under or by reason of this Plan except pursuant to a QDRO.

14.17Invalid Provisions

In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.

14.18One Plan

This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

14.19Use and Form of Words

Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where that gender would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where the plural form would apply, and vice versa.

14.20Headings

Headings to Articles and Sections are inserted solely for convenience and reference, and in the case of any conflict, the text, rather than the headings, shall control.

14.21Authorization

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto authorized by the Employer.

14.22Governing Law

The provisions of this Plan, and the rights and obligations herein created, will be governed by, and construed according to the federal laws governing employee benefit plans under the Code and ERISA and to the extent not preempted by Federal law, shall be interpreted according to the substantive law of the State of Florida.

14.23Protected Benefits

All benefits which are protected by the terms of Section 411(d)(6) of the Code and Section 204(g) of ERISA, which cannot be eliminated without adversely affecting the qualified status of the Plan on and after the Effective Date, will be provided under the Plan to Participants for whom such benefits are protected.

14.24Receipt and Release

Subject to the provisions of ERISA and to the extent permitted by ERISA, any final payments or distribution to any Participant, his or her Beneficiary, or his or her legal representative in accordance with the Plan shall be in full satisfaction of all claims against the Committee and the Employer.

14.25Forum and Venue

Any judicial action related to the provisions of this Plan, and the rights and obligations herein created shall be brought in a court, either federal or state, as may be applicable, located in Broward County, Florida.

IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the undersigned officer duly authorized has appended his or her signature this 25th day of March 2024.

HEICO Corporation

By: /s/ CARLOS L. MACAU, JR.

Title: Treasurer

Exhibit 1

Participating Employers

Participating Employer	EIN	Effective Date
HEICO Corporation	65-0341002	January 1, 1985
Jet Avion Corporation	59-2699611	July 1, 1985
LPI Industries Corporation	65-0054782	April 1, 1989
HEICO Aerospace Corporation	59-0791770	April 27, 1993
Aircraft Technology, Inc.	65-0233725	October 1, 1998
Radiant Power Corp.	65-0892651	February 1, 1999
Turbine Kinetics, Inc.	65-0845883	October 1, 1999
Thermal Structures, Inc.	95-3575611	August 1, 1999
Santa Barbara Infrared, Inc.	77-0111325	January 1, 2000
Northwings Accessories Corp.	65-0312802	January 1, 2000
Leader Tech, Inc.	04-2667972	April 1, 2000
Future Aviation, Inc.	65-1011336	April 1, 2001
Analog Modules, Inc.	59-2074349	May 1, 2001
Jetseal, Inc.	91-1433851	January 1, 2002
Inertial Airline Services, Inc.	34-1823836	January 1, 2002
HEICO Aerospace Parts Corp.	65-1146790	July 1, 2002
AeroDesign, Inc.	62-1858631	January 1, 2003
Niacc-Avitech Technologies Inc.	51-0453669	July 1, 2003
Sierra Microwave Technology, LLC	37-1480034	January 1, 2004
Connectronics Corp.	20-1971140	December 1, 2004
Lumina Power, Inc.	20-2350926	May 1, 2005
Engineering Design Team, Inc.	93-0964386	January 1, 2006
Prime Air, LLC	20-5545289	January 1, 2007
Sunshine Avionics LLC	26-1913893	July 1, 2008

Participating Employer	EIN	Effective Date
HEICO Parts Group, Inc.	26-3082967	January 1, 2009
VPT, Inc.	54-1684156	June 1, 2009
dB Control Corp.	27-1784894	July 1, 2010
3D Plus U.S.A., Inc.	74-2947071	January 1, 2012
Switchcraft, Inc.	36-2051512	January 1, 2012
Conxall Corporation	36-2944789	January 1, 2012
Ramona Research, Inc.	45-4786673	July 1, 2012
CSI Aerospace, Inc.	45-5531151	October 1, 2012
Action Research Company	46-1086859	January 1, 2013
Reinhold Industries, Inc.	13-2596288	September 1, 2013
Lucix Corporation	77-0504129	November 29, 2013
SI-Rel Inc.	46-3801015	January 1, 2014
Seal Dynamics LLC	20-3713644	January 1, 2015
Harter Aerospace, LLC	47-2458702	April 1, 2015
Thermal Energy Products, Inc.	33-0238469	October 1, 2015
Astroseal Products Mfg. Corporation	06-0808406	January 1, 2016
Midwest Microwave Solutions, Inc.	27-0124198	January 1, 2016
Robertson Fuel Systems, L.L.C.	86-0775241	April 1, 2016
Aerospace & Commercial Technologies, LLC	47-4759100	January 1, 2017
Air Cost Control US, LLC	20-5059785	July 1, 2017
Carbon By Design	20-1043190	January 1, 2018
AeroAntenna Technology, Inc.	95-4322670	January 1, 2018
Sensor Technology Engineering, LLC	82-4199356	July 1, 2018
HEICO Aerospace Parts Corp.	65-1146790	July 1, 2018
Optical Display Engineering, LLC	46-1634579	January 1, 2019

Participating Employer	EIN	Effective Date
Dielectric Sciences, Inc.	04-2603559	January 1, 2019
Blue Aerospace LLC	27-4313205	January 1, 2019
Specialty Silicone Products, Inc.	14-1725435	January 1, 2019
Apex Microtechnology, Inc.	46-0624696	April 1, 2019
Solid Sealing Technology, Inc.	20-0539521	May 1, 2019
Decavo, L.L.C.	26-4673544	January 1, 2020
Research Electronics International, LLC	62-1597816	January 1, 2020
IRCameras LLC	27-4686945	January 1, 2020
HEICO Repair Group Aerostructures, LLC	82-2700627	January 1, 2020
Rocky Mountain Hydrostatics, LLC	84-1168334	October 1, 2020
Quell Corporation	46-0507356	January 1, 2021
Intelligent Devices, LLC.	52-1943471	January 1, 2021
Transformational Security, LLC	20-1891706	January 1, 2021
Pyramid Semiconductor Corp.	86-2249124	July 1, 2021
Camtronics, LLC	86-3999996	October 1, 2021
Connect Tech Inc.	98-0187158	January 1, 2022
Ridge Engineering, LLC	52-0908121	January 1, 2022
R. H. Laboratories, Inc.	02-0527375	January 1, 2022
The Bechdon Company, LLC	52-0895348	January 1, 2022
Pioneer Industries, Inc.	11-1746409	July 1, 2022
Accurate Metal Machining, Inc.	34-1193166	October 1, 2022
Charter Engineering, Inc.	59-3400419	October 1, 2022
Sensor Systems, Inc.	95-2127229	October 1, 2022
Ironwood Electronics, Inc.	47-4956282	November 1, 2022
Exxelia USA, Inc.	45-2894705	April 1, 2023

Participating Employer	EIN	Effective Date
Micropen Technologies Corporation	16-1188497	April 1, 2023
Wencor Group, LLC	27-1732702	August 4, 2023
* As of January 1, 2024